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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.          )

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Filed by a Party other than the Registrant ☐
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☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

COVANCE INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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2013
Notice of
Annual Meeting &
Proxy Statement

March 26, 2013

Dear Fellow Shareholder:

        You are cordially invited to attend the 2013 Annual Meeting of Shareholders of Covance Inc., to be held at 8:00 a.m., local time, on Tuesday, May 7, 2013, at the Princeton Marriott Hotel & Conference Center at Forrestal, 100 College Road East, Princeton, New Jersey. We hope that you will participate in the Annual Meeting either by attending and voting in person or by voting through the internet or by telephone as promptly as possible. Your vote is important.

        This Notice of Annual Meeting and Proxy Statement provide information about the matters to be acted upon by Covance's Shareholders. The Proxy Statement also contains information about the role and responsibilities of the Board of Directors and its Committees and provides important information about each nominee for election as a Director and other matters to be acted on at the meeting.

Sincerely,
Joseph L. Herring Chairman and Chief Executive Officer

COVANCE INC.

NOTICE OF 2013 ANNUAL MEETING
OF SHAREHOLDERS

        The 2013 Annual Meeting of the Shareholders of Covance Inc. (the "Company") will be held on Tuesday, May 7, 2013, at 8:00 a.m., local time, at the Princeton Marriott Hotel & Conference Center at Forrestal, 100 College Road East, Princeton, New Jersey for the following purpose:

  1.
  To elect three members to the Company's Class I Board of Directors.

  2.
  To hold an advisory vote on executive compensation.

  3.
  To approve the 2013 Employee Equity Participation Plan.

  4.
  To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2013.

        Only Shareholders of record at the close of business on March 13, 2013 are entitled to notice of, and to vote at, the Annual Meeting.

        We are pleased to provide our Shareholders with the benefits provided by the proxy rules of the Securities and Exchange Commission that allow companies to furnish proxy materials to Shareholders via the internet. These rules enable us to provide our Shareholders with the information they need, while lowering the costs of printing and delivery, and reducing the environmental impact of the Annual Meeting. Accordingly, on or about March 26, 2013, we began mailing to Shareholders of record a Notice of Internet Availability of Proxy Materials containing instructions on how to access the Proxy Statement and the Form 10-K Annual Report via the internet and how to vote online (http://www.edocumentview.com/CVD). The Notice of Internet Availability of Proxy Materials and the attached Proxy Statement also contain instructions on how to receive a paper copy of the proxy materials if you so choose. You will not receive printed copies of the proxy materials unless you request them. If you request the proxy materials be mailed to you, you can complete, date, sign and return the proxy card or voter instruction card in the self-addressed, postage-paid envelope provided to you.

        We hope you will attend the Annual Meeting in person. Whether or not you plan to attend the meeting, we urge you to vote by internet or telephone to ensure that your shares are represented at the meeting. Registered Shareholders may vote (1) through the internet using the instructions described in the Notice of Internet Availability; (2) by telephone (from the United States, Puerto Rico and Canada) using the toll-free telephone number listed on the Notice of Internet Availability of Proxy Materials; or (3) if you elect to receive printed copies of the proxy materials by mail, by completing, signing, dating and returning the proxy card or voter instruction card in the postage-paid envelope provided. If your shares are held in the name of a bank, broker or nominee, follow the instructions you receive from your nominee on how to vote your shares. Registered Shareholders who attend the meeting may vote their shares personally even if they previously have voted their shares.

        An admission ticket and government-issued picture identification will be required to enter the meeting. All Shareholders must have an admission ticket to attend the Annual Meeting. Shareholders may obtain an Annual Meeting ticket and directions to the Princeton Marriott Hotel & Conference Center at Forrestal, where it will be held, by writing to Secretary, Covance Inc., 210 Carnegie Center, Princeton, New Jersey 08540. If you are a Registered Shareholder, please indicate that in your request. If your shares are held by a bank, broker or nominee, you must enclose with your request evidence of your ownership of shares with your ticket request, which you can obtain from your broker, bank or nominee. Please submit your ticket request and proof of ownership as promptly as possible in order to ensure you receive your ticket in time for the meeting. Admission to the Annual Meeting will be on a first-come, first-served basis.

James W. Lovett Corporate Senior Vice President, General Counsel and Secretary

March 26, 2013

COVANCE INC.
210 Carnegie Center
Princeton, New Jersey 08540

PROXY STATEMENT

2013 Annual Meeting of Shareholders
May 7, 2013

 Important Notice Regarding the Availability of Proxy Materials
for the Shareholder Meeting to be Held on May 7, 2013

The Proxy Statement and the Annual Report are available
for viewing at http://www.edocumentview.com/CVD.

 General Information

        The Board of Directors of Covance Inc. (the "Company" or "Covance") solicits your proxy for voting at the 2013 Annual Meeting of Shareholders of Covance and at any adjournment or postponement of this meeting ("Annual Meeting"). Covance will hold the Annual Meeting on Tuesday, May 7, 2013, at 8:00 a.m., local time, at the Princeton Marriott Hotel & Conference Center at Forrestal, 100 College Road East, Princeton, New Jersey. The approximate date of mailing of the Notice of Internet Availability of Proxy Materials is March 26, 2013.

        Your vote is important and the Board of Directors urges you to exercise your right to vote. You are invited to attend the Annual Meeting in person to vote. Whether or not you plan to attend the Annual Meeting, please vote your shares using any of the following methods: vote by telephone or the Internet, as described in the instructions you receive in the Notice of Internet Availability of Proxy Materials. If you would like to receive a printed or e-mailed copy of the Proxy Statement and accompanying materials including a proxy card or voter instruction card enabling you to vote by mail, you must follow the instructions for requesting such materials included in the Notice of Internet Availability. You may revoke your proxy at any time before it is exercised in any one of three ways: (i) by giving written notice to the Secretary of the Company, (ii) by submitting a subsequently dated and properly signed proxy card, or (iii) by attending the Annual Meeting and revoking the proxy. Your attendance at the Annual Meeting will not by itself revoke your proxy.

        All Shareholders as of the close of business on March 13, 2013 (the "record date") may attend the Annual Meeting but must bring with them an admission ticket obtained from the Corporate Secretary of Covance. You may obtain the Annual Meeting ticket by writing to Secretary, Covance Inc., 210 Carnegie Center, Princeton, New Jersey 08540. If you are a Registered Shareholder, please indicate that in your request. If your shares are held by a bank, broker or nominee, you must enclose with your request evidence of your ownership of shares with your ticket request, which you can obtain from your broker, bank or nominee. Please submit your ticket request and proof of ownership as promptly as possible in order to ensure you receive your ticket in time for the meeting. Admission to the Annual Meeting will be on a first-come, first-served basis, and an admission ticket and government-issued picture identification will be required to enter the meeting. The use of mobile phones, pagers, recording or photographic equipment, tablets and/or computers is not permitted in the meeting room at the Annual Meeting.

        When you provide your proxy, the shares of the Company's common stock ("Common Stock") represented by the proxy will be voted in accordance with your instructions. As to the election of the Class I Directors, by marking the appropriate box you may (a) vote for all of the Class I Director nominees as a group, or (b) vote for one or two of the Class I Director nominees but not the other(s) as you specify, or (c) withhold your vote from the Class I Director nominees as a group. As to the other items, you may vote "for" or "against" the item or "abstain" from voting by marking the appropriate box. If you sign your proxy card without specifying any choices, you will have granted authority to the named proxies solicited by the Company ("named proxies") to vote FOR the election of the three nominees as Class I Directors; FOR the approval, on an advisory basis, of the compensation of the Named Executives (as defined in the Summary Compensation Tables); FOR the approval of the 2013 Employee Equity Participation Plan; FOR the ratification of the appointment of Ernst & Young LLP; and confer authority upon the named proxies to vote your shares in their discretion on any other matters properly presented at the Annual Meeting. Should any matter not described in this Proxy Statement be properly presented at the meeting, the named proxies will vote in accordance with their judgment. The Board of Directors currently knows of no other business that will be presented for consideration at the Annual Meeting.

        You are entitled to notice of, and to vote at, the Annual Meeting if you were a Shareholder on the record date. A majority of the shares of Common Stock issued and outstanding will constitute a quorum for the Annual Meeting. Abstentions and broker non-votes are counted as present for purposes of determining a quorum. A broker non-vote occurs when a nominee holds shares for a beneficial owner but cannot vote on a proposal because the nominee does not have discretionary power and has not received instructions from the beneficial owner.

        Voting at the Annual Meeting will work as follows:

  •
  Under Proposal One (Director elections), Directors are currently elected by a plurality vote so the nominees receiving the highest vote totals will be elected. See "Majority Voting for Election of Directors" below for a description of the majority voting standard to be effective June 30, 2013. The outcome of the Director vote will not be affected by abstentions or broker non-votes.

  •
  Proposal Two (advisory vote on executive compensation) is advisory and not binding on the Company. For this proposal to be considered approved, votes cast "FOR" must exceed votes cast "AGAINST". Shares present and not voted, whether by broker non-vote, abstention or otherwise, will not be counted "for" or "against" this advisory vote.

  •
  Proposal Three (approval of the 2013 Employee Equity Participation Plan) requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote. Abstentions will be treated as shares present.

  •
  Proposal Four (Ratification of the Appointment of Independent Registered Public Accounting Firm) requires the affirmative vote of the majority of shares present or represented by proxy and entitled to vote. This proposal is considered a "routine" matter under the rules of the New York Stock Exchange ("NYSE") and therefore brokerage firms have the authority to vote their customers' shares if the customers have not furnished voting instructions. Abstentions will be treated as shares present.

        Shares of Common Stock held in Covance's Stock Purchase Savings Plan ("401(k) Plan"), are held of record and are voted by the trustee of the 401(k) Plan at the direction of 401(k) Plan participants. Participants in the 401(k) Plan will be provided with a full paper set of proxy materials instead of the Notice of Internet Availability of Proxy Materials because of certain legal requirements. Participants in the 401(k) Plan may direct the trustee of the plan, as to how to vote shares allocated to their 401(k) Plan. The cutoff date for voting for participants in the 401(k) Plan is close of business on May 2, 2013. The 401(k) Plan trustee will vote shares as to which they have not received direction in accordance with the terms of the plan document.

        As of February 28, 2013, there were 55,737,044 shares of Common Stock issued and outstanding. Each Shareholder is entitled to one vote for each share of Common Stock registered in that person's name as of March 13, 2013, the record date.

 PROPOSAL ONE

Election of Class I Directors

        The Board of Directors (the "Board of Directors" or the "Board") is divided into three classes, with one class of three Directors and two classes of two Directors each, whose terms expire at successive annual meetings. Three Class I Directors will be elected at the Annual Meeting to serve for a term expiring at Covance's Annual Meeting in the year 2016. Each nominee elected as a Class I Director will continue in office until his successor has been duly elected and qualified, or until his earlier death, resignation or retirement. The Board has nominated Joseph L. Herring, John McCartney and Bradley T. Sheares, Ph.D. for election as Class I Directors at the Annual Meeting.

        The Board of Directors recommends that Shareholders vote FOR the election of the above named nominees for election as Director.

        Unless there is a contrary indication, shares of Common Stock represented by valid proxies will be voted FOR the election of all of the nominees. If for any reason a nominee should become unable to serve as a Director, the shares represented by valid proxies will be voted for the election of such other person as the Board may recommend, or the Board may reduce the number of Directors to eliminate the vacancy.

        Set forth below is the principal occupation of, and certain information regarding, such nominees, and the other Directors whose terms of office will continue after the Annual Meeting.

CLASS I NOMINEES
FOR TERMS EXPIRING IN 2016

Joseph L. Herring, 57, has been Covance's Chief Executive Officer since January 2005, and Chairman since January 2006. Mr. Herring was President and Chief Operating Officer from November 2001 to December 2004, and was Covance's Corporate Senior Vice President and President—Early Development Services from 1999 to November 2001. From September 1996 to September 1999, Mr. Herring was Corporate Vice President and General Manager of Covance Laboratories North America. Prior to joining Covance, Mr. Herring spent 18 years at the American Hospital Supply/Baxter International/Caremark International family of healthcare service companies where he held a variety of senior leadership positions, culminating in the position of Vice President and General Manager of its oncology business. Mr. Herring has been a member of the Covance Board since 2004.

The Board believes that Mr. Herring's extensive experience in the drug development services industry and 16 years as an executive with Covance, as well as his management, sales and healthcare industry background, position him to make valuable contributions to the Company as a member of its Board of Directors.

John McCartney, 60, has been Chairman of Huron Consulting Group Inc., a healthcare and educational consulting company since May 2010 and a director since October 2004. Mr. McCartney served as Chairman of A.M. Castle & Co., a specialty metals and plastics distributor from May 2007 to May 2010 and remains on its Board of Directors. Mr. McCartney serves as the Chairman of Westcon Group, Inc., a specialty distributor of networking and communications equipment since March 2011 and has served on its Board of Directors since 1998. Mr. McCartney was the Vice-Chairman of Datatec Limited, a technology holding company, from 1998 to 2004, and currently serves on its Board of Directors. Mr. McCartney was formerly President and Chief Operating Officer of U.S. Robotics. Mr. McCartney also served on the Board of Federal Signal Corporation, an environmental, safety and transportation solutions company, until April 2010. Mr. McCartney has been a member of the Covance Board since May 2009.

The Board believes that Mr. McCartney's extensive business, finance and technology background, as well as his prior experience as a public company Chief Financial Officer and Chief Operating Officer, position him to make valuable contributions to the Company as a member of its Board of Directors.

Bradley T. Sheares, Ph.D., 56, served as Chief Executive Officer of Reliant Pharmaceuticals, Inc., a pharmaceutical company with integrated sales, marketing and development expertise that marketed a portfolio of branded cardiovascular pharmaceutical products, from January 2007 through its acquisition by GlaxoSmithKline plc in December 2007. Prior to joining Reliant, Dr. Sheares served as President of U.S. Human Health, Merck & Co., Inc. from March 2001 until July 2006. Prior to that time, he served as Vice President, Hospital Marketing and Sales for Merck's U.S. Human Health business. Dr. Sheares joined Merck in 1987 as a research fellow in the Merck Research Laboratories and held a wide range of positions within Merck, in business development, sales, and marketing, before becoming Vice President in 1996. Dr. Sheares is also a Director of The Progressive Corporation, an insurance and related services company, Honeywell International, Inc., a diversified technology and manufacturing company, and Henry Schein, Inc., a healthcare products and services company. Dr. Sheares was a director of IMS Health, a healthcare services company, until February 2010. Dr. Sheares has been a member of the Covance Board since February 2009.

The Board believes that Dr. Sheares's experience as a senior executive of a major pharmaceutical company and a Chief Executive Officer of another pharmaceutical company provide us with valuable background with respect to our client base, which along with his marketing and research and development experience, position him to make valuable contributions to the Company as a member of its Board of Directors.

CLASS II DIRECTORS
WHOSE TERMS WILL EXPIRE IN 2014

Gary E. Costley, Ph.D., 69, is a co-founder and managing director of C&G Capital and Management, LLC, which provides capital and management to health, medical and nutritional products and services companies. He was Chairman and Chief Executive Officer of International Multifoods Corporation, a manufacturer and marketer of branded consumer food and food service products from November 2001 until June 2004, and Chairman, President and Chief Executive Officer from 1997 through 2001. Dr. Costley is also a Director of The Principal Financial Group, a global financial institution, Tiffany & Co., a jewelry company, and Prestige Brand Holdings, Inc., a consumer products company. Dr. Costley has been a member of the Covance Board since September 2007.

The Board believes that Dr. Costley's experience as a senior executive in the consumer and medical products industry and extensive business and marketing background, as well as his significant public company Board of Director experience, position him to make valuable contributions to the Company as a member of its Board of Directors.

Sandra L. Helton, 63, was Executive Vice President and Chief Financial Officer of Telephone & Data Systems, Inc., a telecommunications service company, ("TDS") from October 2000 through December 2006. She joined TDS as Executive Vice President—Finance and Chief Financial Officer in August 1998. Prior to joining TDS, Ms. Helton was the Vice President and Corporate Controller of Compaq Computer Corporation between 1997 and 1998. Prior to that time, Ms. Helton was employed by Corning Incorporated. At Corning, Ms. Helton was Senior Vice President and Treasurer between 1994 and 1997 and was Vice President and Treasurer between 1991 and 1994. Ms. Helton is also a Director of The Principal Financial Group, a global financial institution, and Lexmark International, Inc., a printing and imaging solutions company. Ms. Helton has been a member of the Covance Board since September 2003.

The Board believes that Ms. Helton's experience and executive and finance background, particularly as a Chief Financial Officer, as well as her extensive experience in accounting and control, treasury, and information technology, and significant public company Board of Director experience, position her to make valuable contributions to the Company as a member of its Board of Directors and as Chair of the Audit and Finance Committee.

CLASS III DIRECTORS
WHOSE TERMS WILL EXPIRE IN 2015

Robert Barchi, M.D., Ph.D., 66, has been President of Rutgers University since September 2012. Prior to that, Dr. Barchi was President of Thomas Jefferson University commencing in September 2004. Prior to that, Dr. Barchi was Provost of the University of Pennsylvania since 1999. Previously, he served as Chair of the University of Pennsylvania's Department of Neurology and as founding Chair of the University's Department of Neuroscience. Dr. Barchi was also Director of the Mahoney Institute of Neurological Sciences for more than 12 years and was the Director of the Dana Fellowship Program in Neuroscience and Director of the Clinical Neuroscience Track. He was the founder and President of Penn Neurocare, a regional specialty network. Dr. Barchi has been a member of the Covance Board since October 2003.

The Board believes that Dr. Barchi's experience as a physician, business executive, and as a University President, as well as his extensive healthcare background, position him to make valuable contributions to the Company as a member of its Board of Directors.

Joseph C. Scodari, 60, was Worldwide Chairman, Pharmaceuticals Group, of Johnson & Johnson, a diversified healthcare company, ("J&J") and a member of J&J's Executive Committee from March 2005 until March 2008. From 2003 to March 2005, Mr. Scodari was Company Group Chairman of J&J's Biopharmaceutical Business. Mr. Scodari joined J&J in 1999 as President and Chief Operating Officer of Centocor Inc., when J&J acquired the company. Mr. Scodari was a Director of Actelion Pharmaceuticals, Ltd., a pharmaceuticals company until May 2011. Mr. Scodari is a Director of Endo Health Solutions, Inc., a diversified healthcare company. Mr. Scodari has been a member of the Covance Board since May 2008.

The Board believes that Mr. Scodari's experience as an executive of a major pharmaceutical company and as a President of a biotechnology company provides us with valuable background with respect to our client base, which together with his research and development and marketing experience, position him to make valuable contributions to the Company as a member of its Board of Directors.

 Stock Ownership of Directors,
Executive Officers and Certain Shareholders

Directors and Executive Officers

        The following table shows, as of February 28, 2013, the number of shares of Common Stock beneficially owned by each Director and nominee for election as Director, for each of the Named Executives, and by the Directors and executive officers as a group, and currently exercisable options held by any of them. No shares of Common Stock held by an executive officer or Director are subject to a pledge.

	Common Stock
Name of Beneficial Owner	Shares Owned (1)	Options (2)	Total Stock Based Holdings (3)	Percent of class
Robert Barchi	1,200	15,367	32,039	*
Richard F. Cimino	70,287	51,333	121,620	*
Alison A. Cornell	27,444	21,188	48,632	*
Gary E. Costley	1,000	11,367	17,645	*
Sandra L. Helton	10,000	14,367	30,245	*
Joseph L. Herring	341,810	437,483	779,293	1.4%
William E. Klitgaard	47,204	88,066	135,270	*
James W. Lovett	51,819	45,356	97,175	*
John McCartney	6,615	1,867	13,760	*
Joseph C. Scodari	1,500	9,167	15,945	*
Bradley T. Sheares	2,180	7,467	14,925	*
Deborah L. Keller Tanner	54,229	59,404	113,633	*
All Directors and executive officers as a group (14 persons)	669,448	809,836	1,521,746	2.6%

*
The amount of Common Stock beneficially owned includes shares owned and options exercisable within 60 days of February 28, 2013 and does not exceed one percent of the issued and outstanding shares of Common Stock.

(1)
The holdings reported include restricted stock issued to the Named Executives and certain other executive officers which restricted stock will not vest until the date set forth in such Officer's restricted stock agreement.

(2)
Represents option rights to acquire shares of the Company's Common Stock, exercisable within 60 days of February 28, 2013.

(3)
Total stock based holdings include shares owned and option rights to acquire shares of the Company's Common Stock exercisable within 60 days of February 28, 2013, as well as the following: deferred stock issued under the Non-Employee Directors Deferred Stock Plan and phantom stock units issued pursuant to the Directors' Deferred Compensation Plan, Deferred Stock Unit Plan and Restricted Unit Plan for Non-Employee Directors in the following aggregate amounts for each Director: 15,472 for Dr. Barchi; 5,278 for Dr. Costley; 5,878 for Ms. Helton; 5,278 for Mr. McCartney; 5,278 for Mr. Scodari; and 5,278 for Dr. Sheares.

Certain Shareholders

        The following table shows those parties known to the Company as of February 28, 2013 to be the beneficial owners of more than five (5%) percent of the Company's Common Stock. In furnishing the information below, the Company has relied on information filed by the beneficial owners with the Securities and Exchange Commission ("SEC").

Name and Address of Beneficial Owner	Shares Beneficially Owned	Percent of Class
T. Rowe Price Associates, Inc.(1) 100 E. Pratt Street Baltimore, MD	6,840,882	12.3%
Brown Advisory Incorporated (2) 901 South Bond Street, Ste. 400 Baltimore, MD	5,535,457	9.9%
Wellington Management Company, LLP (3) 280 Congress Street Boston, MA	3,343,300	6.0%
BlackRock, Inc. (4) 40 East 52nd Street New York, NY	2,932,789	5.3%

(1)
T. Rowe Price Associates, Inc. filed an amendment to its Schedule 13G with the SEC dated February 14, 2013, reporting beneficial ownership of 6,840,882 shares of the Company's Common Stock at December 31, 2012. These securities are owned by various individual and institutional investors including T. Rowe Price Mid-Cap Growth Fund (which owns 3,402,100 shares, representing 6.2%) which T. Rowe Price Associates, Inc. (Price Associates) serves as an investment adviser with power to direct investments and/or sole power to vote the securities. For the purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

(2)
Brown Advisory Incorporated filed an amendment to its Schedule 13G with the SEC dated February 6, 2013 to report that it was the beneficial owner of such shares of the Company's Common Stock as of December 31, 2012.

(3)
Wellington Management Company, LLP filed its Schedule 13G with the SEC dated February 14, 2013 to report that it was the beneficial owner of such shares of the Company's Common Stock as of December 31, 2012.

(4)
BlackRock, Inc. filed an amendment to its Schedule 13G with the SEC dated February 4, 2013 to report that it was the beneficial owner of such shares of the Company's Common Stock as of December 31, 2012.

CORPORATE GOVERNANCE
The Board of Directors and its Committees

        The Board of Directors provides oversight of senior management in its operation of the Company. The Board reviews significant developments affecting Covance and acts on matters requiring Board approval. During 2012, the Board held eight meetings. The Board periodically reviews Covance's corporate governance policies and practices and modifies those practices when required by law or when deemed by the Board to be in the best interests of the Company. The Board also considers policies and practices suggested by other groups active in corporate governance. The charters of each Board committee and Covance's corporate governance guidelines are posted on Covance's website at www.covance.com under Investors, Corporate Governance. Covance has also adopted a Code of Ethics for Financial Professionals, which is applicable to Covance's Chief Executive Officer, Chief Financial Officer, Controller and certain other financial and accounting professionals, and a Business Integrity Program applicable to all employees, as well as the Board of Directors. These codes are also posted on Covance's website. In the event Covance adopts an amendment to the Code of Ethics for Financial Professionals or Business Integrity Program, or grants a waiver thereunder, Covance will also post that information on its website. Covance has adopted Guidelines for Executive Ownership in Covance Stock, which are also posted on its website.

Director Independence

        The Board has affirmatively determined that all of the current six non-employee Directors are independent, under the New York Stock Exchange Listing Standards, and Covance's more stringent independence standards. Each of the independent Directors has no relationship with the Company (other than as a director or shareholder) or has only categorically immaterial relationships as defined in the independence standards. Covance's independence standards are available on Covance's website at www.covance.com under Investors, Corporate Governance as Exhibit A to the Corporate Governance Guidelines. Individuals who have served as Directors in 2012 who have been determined to be independent are:

• Robert Barchi	• Gary E. Costley
• Sandra L. Helton	• John McCartney
• Joseph C. Scodari	• Bradley T. Sheares

        All Directors meet all applicable additional independence requirements with respect to the Covance Board Committees on which they serve.

        In making its independence determinations, the Board considered transactions between the Company and entities associated with the independent Directors. The Board's independence determinations included reviewing the following transactions:

  •
  Dr. Barchi was an executive officer of Thomas Jefferson University and Rutgers University during 2012. In 2012, Covance sold research products and provided services to both of these universities on an arms-length basis, for aggregate fees which were far less than one percent of either University's or the Company's annual revenue.

  •
  Dr. Barchi, Mr. Scodari and Dr. Sheares are directors of organizations that do business with Covance. These business relationships are as a supplier or purchaser of goods or services on an arms-length basis.

        In 2012, each Director attended all of the Board meetings and Committee meetings held of which he or she was a member. Covance encourages members of the Board of Directors to attend the Annual Meeting of Shareholders. All of the Directors attended the 2012 Annual Meeting.

        The non-management members of the Board of Directors meet at regularly scheduled executive sessions without the presence of any members of the Company's management. Dr. Costley, who was elected Lead Director by the Board, presides at these executive sessions.

        Mr. Herring serves as both Chairman of the Board and Chief Executive Officer of Covance. Dr. Costley serves as the Lead Director of the Board. Our Board of Directors believes it is important to retain the flexibility to allocate the responsibilities of the offices of the Chairman and the Chief Executive Officer as it deems appropriate at the time. Over the last several years, our Board has considered many governance practices, including the separation of the offices of the Chairman and Chief Executive Officer. Our Board continues to believe that the current Board structure and the independence standards that it has put in place provide the Company with an efficient and effective leadership model fostering accountability and effective decision-making. Our Board further believes that having Mr. Herring serve as Chairman and Chief Executive Officer, together with the presence of a strong, independent Lead Director, who presides over executive sessions of the independent Directors and counsels the Chairman on issues of interest to the independent Directors among other duties, provides unified, responsible and accountable leadership for Covance at this time.

 COMMITTEES OF THE BOARD

        The Board of Directors has established three standing committees to assist the Board in carrying out its duties: the Audit and Finance Committee, the Compensation and Organization Committee, and the Corporate Governance Committee.

Audit and Finance Committee

        Covance has an Audit and Finance Committee (the "Audit Committee") composed of a minimum of three Directors who all satisfy the independence requirements of the Securities Exchange Act of 1934 (the "Exchange Act"), as amended, the rules adopted by the SEC thereunder, and the listing standards of the NYSE. The Audit Committee functions under a charter which is posted on Covance's website under Investors, Corporate Governance. The Board of Directors has determined that Sandra Helton meets the definition of "audit committee financial expert" as such term is defined under the rules of the SEC. The Board of Directors has also determined that the other members of the Audit Committee possess the necessary level of financial literacy required to enable them to serve effectively as Audit Committee members. Covance maintains an Internal Audit Department to provide management and the Audit Committee with ongoing assessments of Covance's risk management processes and system of internal control.

        The members of the Audit Committee are Ms. Helton (Chair), Dr. Barchi, and Mr. McCartney. The Audit Committee met eight times during 2012. The Audit Committee's duties and responsibilities are set forth in its charter which is available on Covance's website at www.covance.com under Investors, Corporate Governance at Committee Charters. Such duties and responsibilities include providing assistance to the Board of Directors in fulfilling its responsibilities with respect to the oversight of:

  •
  The integrity of the Company's financial statements and internal controls.

  •
  The independent auditor's qualifications and independence.

  •
  The Company's compliance with legal and regulatory requirements.

  •
  The performance of the Company's internal audit function and its independent auditor.

  •
  The Company's capital and financing requirements and structure.

  •
  Tax matters and risk management.

  •
  The appointment, compensation, oversight responsibility and dismissal of the Company's independent auditor.

  •
  The pre-approval of all auditing services and allowable non-audit services provided to the Company by its independent auditor.

        As set forth in the charter of the Audit Committee of the Company, the Audit Committee is charged with reviewing and discussing the Company's policies and processes with respect to risk assessment and risk management. The Audit Committee oversees the Company's risk management function and works with the Company's Chief Financial Officer in fulfilling this oversight responsibility. The Audit Committee has direct access to the Company's Chief Financial Officer with respect to risk management and other matters. Covance also has an Enterprise Risk Council ("ERC") consisting of the Chief Financial Officer, General Counsel, regulatory personnel, the head of our Environmental Health and Safety function, our internal auditor, the head of our security function and other personnel. The ERC coordinates risk management from an enterprise viewpoint, recommends actions and prioritization and documents proactive management. The ERC meets at least quarterly and reports to the Chief Executive Officer on at minimum a quarterly basis and to the Audit Committee on at minimum an annual basis. The Board of Directors' role in risk oversight does not impact the Board's leadership structure.

 Compensation and Organization Committee

        The Compensation and Organization Committee (the "Compensation Committee") is composed of a minimum of three Directors who all satisfy:

  •
  the independence requirements required by the Exchange Act, as amended, and the rules adopted by the SEC thereunder (including Rule 16b-3 of the Exchange Act);

  •
  the corporate governance and other listing standards of the NYSE; and

  •
  the "outside director" requirements under Section 162(m) of the Internal Revenue Code.

        All present members of the Compensation Committee meet these requirements. The Compensation Committee functions under a charter which is available on Covance's website at www.covance.com under Investors, Corporate Governance at Committee Charters.

        In connection with the setting of executive compensation, members of management, including the Chief Executive Officer and Vice President—Human Resources, consult with Pay Governance LLC ("Pay Governance"), an independent consulting firm retained by the Compensation Committee, to gather all relevant information and to propose to the Compensation Committee executive compensation arrangements for executives other than the Chief Executive Officer. The Compensation Committee works directly with Pay Governance on matters involving Chief Executive Officer compensation and contacts Pay Governance directly on executive compensation matters generally on an as-needed basis. A representative of Pay Governance frequently attends meetings of the Compensation Committee at the Compensation Committee's invitation and answers questions and advises the Compensation Committee at those meetings. The Compensation Committee has assessed the independence of Pay Governance and concluded that no conflict of interest exists with respect to Pay Governance's services to the Compensation Committee. At a regularly scheduled meeting of the Compensation Committee and Board of Directors in the first quarter of the year, performance targets for the year are set, which targets are in line with budgets discussed at a meeting of the full Board of Directors.

        The current members of the Compensation Committee are Dr. Sheares (Chair), Dr. Costley, and Mr. Scodari. The Compensation Committee met five times in 2012. Its duties and responsibilities are set forth in its charter and include the following:

  •
  Review and make recommendations to the independent members of the Board regarding corporate goals and objectives relevant to Chief Executive Officer compensation, the Chief Executive Officer's performance and the Chief Executive Officer's compensation.

  •
  Approve the compensation of the Company's executive officers other than the Chief Executive Officer pursuant to delegation from the Board of Directors.

  •
  Administer the Company's equity compensation plans.

  •
  Advise the Board on other compensation and benefit matters.

  •
  Create a Compensation Committee Report to be included in the Company's Proxy Statement, as required by the SEC.

        In addition, it is the responsibility of the Compensation Committee to review and recommend to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K and Proxy Statement.

        In 2012, the Compensation Committee reviewed the Company's compensation programs pursuant to the requirements of the Dodd-Frank Act and concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Compensation Committee Interlocks and Insider Participation

        No member of the Compensation Committee is or has been an officer or employee of the Company or any of its subsidiaries. In addition, no member of the Compensation Committee had any relationships with the Company or any other entity that require disclosure under the proxy rules and regulations promulgated by the SEC, and no executive officer of the Company served on the Compensation Committee or Board of any company that employed any member of the Company's Board of Directors.

Corporate Governance Committee

        The Corporate Governance Committee is composed of a minimum of three Directors who all satisfy the independence requirements of the Exchange Act, as amended, the rules adopted by the SEC thereunder, and the corporate governance and other listing standards of the NYSE. The Corporate Governance Committee functions as Covance's nominating committee under a charter which is available on Covance's website at www.covance.com under Investors, Corporate Governance at Committee Charters.

        The current members of the Corporate Governance Committee are Mr. Scodari (Chair), Dr. Costley and Ms. Helton. The Corporate Governance Committee met three times in 2012. The duties and responsibilities are set forth in its charter and include the following:

  •
  Review and assess the Company's principles and practices on corporate governance.

  •
  The recommendation to the Board of policies regarding Board committees, committee members and committee chairs.

  •
  Develop and conduct an annual Board self-evaluation process.

  •
  The identification, review and assessment of nominees for election as members of the Board of Directors and the recommendation of qualified nominees to the Board.

  •
  Consideration of unsolicited nominations for Board membership.

  •
  Review of non-employee Director compensation and the recommendation of compensation arrangements to the Board.

Related Party Transactions

        The Board of Directors has adopted a written policy with respect to Related Party Transactions which requires that all such transactions either meet the guidelines set forth in the policy, be on terms comparable to those that could be obtained in an arms-length dealing with an unrelated third-party and be approved by the disinterested members of the Corporate Governance Committee, or be approved by the disinterested members of the Board of Directors. The policy defines a Related Party as an executive officer or Director of the Company, a five percent or greater Shareholder of the Company, an immediate family member of an executive officer or Director, or an entity owned or controlled by one of the foregoing. A Related Party Transaction is defined as a transaction between Covance and a related party other than transactions available to all employees generally, transactions involving less than $5,000, or transactions involving compensation approved by the Board of Directors or the Compensation Committee.

Board Nomination Process

        The Corporate Governance Committee is responsible for reviewing with the Board, on an annual basis, the composition of the Board as a whole. The Corporate Governance Committee is responsible for recommending Director nominees to the Board, including renomination of persons who are already Directors, in accordance with the policies and principles in its charter and the Corporate Governance Guidelines. The Corporate Governance Committee's minimum qualifications for nominees include the following: reputation for integrity; honesty; judgment and discretion; expertise in his or her chosen field, which field should have some relevance to Covance's business; knowledge, or the willingness and ability to quickly become knowledgeable, in Covance's business; and contribution to the mix of skills and viewpoints on the Board as a whole. While the Company does not have a policy with respect to the consideration of diversity in identifying Director nominees, the Corporate Governance Committee considers diversity of experience, background, gender and ethnicity as positive factors in determining Board composition.

        The Corporate Governance Committee considers suggestions from many sources, including Shareholders, regarding possible candidates for Director. In order for Shareholder suggestions regarding possible candidates for Director to be considered by the Corporate Governance Committee for the 2014 Annual Meeting of Shareholders, the information specified below should be provided no later than October 28, 2013 to the Secretary of the Company. The notice should contain the proposed nominee's full name, biographical information regarding the proposed nominee and the proposed nominee's relationship to the Shareholder.

        The process of nominating Directors is as follows. First, the Corporate Governance Committee identifies a need to add a new Board member or to fill a vacancy on the Board. The Corporate Governance Committee then identifies candidates by seeking input from Board members, hiring a search firm, if appropriate, and considering recommendations for nominees submitted by Shareholders. After the interview process, which includes non-management members of the Board, the Corporate Governance Committee determines which candidates the Corporate Governance Committee will recommend to the Board for nomination as a Director. The Corporate Governance Committee then makes its recommendations to the entire Board, which determines which candidates are nominated by the Board of Directors or elected to fill a vacancy.

Majority Voting for Election of Directors

        In February 2013, the Board of Directors approved an amendment to the By-Laws of the Company, such amendment to be effective June 30, 2013, requiring a majority vote for Directors in uncontested elections. This standard will be effective for the election of Directors at the 2014 Annual Meeting. As has been the case since the founding of the Company, at the 2013 Annual Meeting, Directors will be elected by plurality vote. Subsequent to the effectiveness of this amendment, any incumbent Director who fails to receive a majority of the votes shall be required to tender his or her resignation and the Board shall determine whether to accept such resignation and make public within 90 days of vote certification whether it has accepted such resignation and, if applicable, the reasons for rejecting the resignation.

Contacting the Board of Directors

        In order to provide Covance's Shareholders and other interested parties with a direct and open line of communication to the Board of Directors, Covance has adopted the following procedures for communications to Directors. Security holders of the Company and other interested persons may communicate with the Lead Director, chairs of Covance's Corporate Governance Committee, Audit Committee or Compensation Committee or with the non-management Directors of Covance as a group by sending an e-mail to boardofdirectors@covance.com. The e-mail should specify which of the foregoing is the intended recipient. All communications received in accordance with these procedures will be reviewed initially by Covance's Investor Relations Department. The Investor Relations Department will relay all such communications to the appropriate Director or Directors unless the Investor Relations Department determines that the communication meets one or more of the following criteria: does not relate to the business or affairs of Covance or to the functioning or constitution of the Board of Directors or any of its committees; relates to routine or insignificant matters that do not warrant the attention of the Board of Directors; is an advertisement or other commercial solicitation or communication; or is frivolous or offensive.

        The Director or Directors who receive any such communication will have discretion to determine whether the subject matter of the communication should be brought to the attention of the full Board of Directors or one or more of its committees and whether any response to the person sending the communication is appropriate.

        Covance's Investor Relations Department will retain copies of all communications received pursuant to these procedures for a period of at least one year.

        The Corporate Governance Committee or the Board of Directors will review the effectiveness of these procedures from time to time and, if appropriate, recommend changes.

Website Access to Covance Corporate Governance Documents

        The charters of the Audit Committee, the Compensation Committee, and the Corporate Governance Committee, as well as the Corporate Governance Guidelines and Director Independence Standards, the Code of Ethics for Financial Professionals and the Company's Business Integrity Program may be accessed through our website at www.covance.com under Investors, Corporate Governance.

 DIRECTOR COMPENSATION

        The Corporate Governance Committee of the Board of Directors and/or the Compensation and Organization Committee of the Board of Directors periodically review Director compensation arrangements with Pay Governance, an independent consulting firm retained by the Compensation and Organization Committee, which provides informal advice on Director compensation to members of the Corporate Governance Committee. The Corporate Governance Committee makes its recommendations for action on Director compensation to the full Board of Directors.

2012 Director Compensation Table

Name	Fees Earned or Paid in Cash ($)	Stock Awards(1) ($)	Option Awards(2) ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Robert Barchi	$117,000	$100,480	—	—	$366	—	$217,846
Gary E. Costley	139,000	100,480	—	—	—	—	239,480
Sandra L. Helton	133,000	100,480	—	—	—	—	233,480
John McCartney	123,000	100,480	—	—	—	—	223,480
Joseph C. Scodari	128,500	100,480	—	—	—	—	228,980
Bradley T. Sheares	125,000	100,480	—	—	155	—	225,635

(1)
The amounts shown in this column reflect the grant date fair value of the awards under the Non-Employee Directors Deferred Stock Plan, as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation grant. The calculation for the grant date fair value is as set forth in footnote 10 to the Company's Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012. The price on the date of grant was $46.24. At December 31, 2012, each Director had the following number of deferred stock and stock units outstanding: 15,472 units for Dr. Barchi; 5,278 units for Dr. Costley; 5,878 units for Ms. Helton; 5,278 units for Mr. McCartney; 5,278 units for Mr. Scodari; and 5,278 units for Dr. Sheares.

(2)
The Stock Option Plan for non-employee members of the Board of Directors has been terminated and no options were granted in 2012. At December 31, 2012, each Director had the following number of options outstanding: Dr. Barchi, 16,300; Dr. Costley, 12,300; Ms. Helton, 15,300; Mr. McCartney, 2,800; Mr. Scodari, 10,100; and Dr. Sheares, 8,400.

        Members of the Board who are employees of the Company or its subsidiaries are not compensated for service on the Board or any of its Committees. In 2012, non-employee Directors received a retainer fee of $75,000 per annum. In addition, Committee members received $2,000 for each Board and Committee meeting attended. The Chairs of the Audit Committee and Compensation Committee are each entitled to receive an additional annual retainer of $10,000 and the Chair of the Corporate Governance Committee is entitled to receive an additional annual retainer of $7,500. The Lead Director receives an additional annual retainer of $20,000. Directors are reimbursed for travel and related expenses incurred on behalf of Covance.

        In May 2012, the non-employee members of the Board of Directors received a grant of 2,173 deferred shares of the Company's Common Stock pursuant to the Non-Employee Directors Deferred Stock Plan ("Directors Deferred Stock Plan"). Awards under this plan vest one year after the award date, provided the recipient remains a Director of Covance. Awards also vest upon retirement as a Director with the consent of the Board of Directors. The Directors Deferred Stock Plan provides that each non-employee

Director shall receive an annual award under the Directors Deferred Stock Plan in an amount approved by the Board of Directors.

        Pursuant to the Directors' Deferred Compensation Plan ("DDCP"), each non-employee Director may elect to defer until a date specified by the Director, the receipt of all or a portion of his or her cash compensation. The DDCP provides that amounts deferred may be allocated to (i) a cash account upon which amounts deferred may earn interest, compounded quarterly, at the base rate of Citibank, N.A. in effect on certain specified dates, (ii) a market value account, the value of which will be based upon the market value of Covance Common Stock from time to time, or (iii) a combination of such accounts. All non-employee Directors are eligible to participate in the DDCP.

Section 16(a) Beneficial Ownership Reporting Compliance

        Section 16(a) of the Exchange Act, as amended, requires that Directors, certain executive officers of the Company and greater than 10% beneficial owners of the Company's Common Stock report their ownership of, and transactions in, the Company's Common Stock with the SEC. Based solely upon a review of these filings and written representations from the reporting persons that no annual forms were required, Covance believes that all filing requirements applicable to its officers and Directors and greater than 10% beneficial owners with respect to ownership of the Company's Common Stock were complied with during 2012.

Director Stock Ownership Guidelines

        Non-employee members of the Board of Directors are encouraged to be Shareholders of the Company through purchases of Common Stock or through their participation in the Company's Director equity benefit plans. The Board of Directors has established guidelines to help ensure they each maintain an appropriate equity stake in the Company. These guidelines provide that, within specified transition periods, Directors should attain and hold equity in the Company, of an amount equal to five times the Director's total cash retainer for Board membership on date of appointment. All Directors either meet, or are on track to meet, these guidelines.

Report of the Audit and Finance Committee

        The Audit and Finance Committee has reviewed and discussed with management Covance's audited financial statements for the year ended December 31, 2012, and has discussed with Covance's independent registered public accounting firm, Ernst & Young LLP ("E&Y"), the matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communication with Audit Committees).

        The Audit and Finance Committee has reviewed the written disclosures and the letter from E&Y required by applicable requirements of the Public Company Accounting Oversight Board regarding E&Y's communications with the Audit and Finance Committee concerning independence and has discussed with the firm its independence. The Audit and Finance Committee has also considered whether the provision of non-audit services to Covance by E&Y is compatible with maintaining E&Y's independence.

        Based on the review and discussions referred to above, the Audit and Finance Committee has recommended to the Board of Directors that the financial statements referred to above be included in Covance's Annual Report on Form 10-K for the year ended December 31, 2012.

Members of the Audit and Finance Committee

Sandra L. Helton, Chair
Robert Barchi
John McCartney

 PRINCIPAL ACCOUNTANT FEES AND SERVICES

Audit Fees

        The aggregate fees billed Covance by E&Y for professional services for the audit of Covance's annual financial statements, review of the financial statements included in Covance's Quarterly Reports on Form 10-Q and services that are normally provided by the independent accountant in connection with statutory and regulatory filings or engagements for 2011 and 2012 were approximately $2,062,033 and $2,215,332, respectively.

Audit Related Fees

        The aggregate fees billed Covance by E&Y for professional services for assurance and related services that are reasonably related to the audit or review of Covance's financial statements for 2011 and 2012 were approximately $88,878 and $34,175, respectively. These services include employee benefit plan audits, merger and acquisition due diligence, accounting assistance and audits in connection with proposed or consummated acquisitions or divestitures and consultations concerning financial accounting and reporting standards.

Tax Fees

        There were no fees billed Covance by E&Y for professional services for tax compliance, tax advice and tax planning in 2011 or 2012.

All Other Fees

        There were no such fees in 2011 or 2012.

Audit Committee Pre-Approval of Audit and Non-Audit Services

        The Audit Committee is responsible for appointing Covance's independent registered public accounting firm and approving the terms of the firm's services. The Audit Committee's policy for the pre-approval of all audit and permissible non-audit services to be provided by the independent registered public accounting firm is described below.

        Audit Services.    The Audit Committee is to appoint the Company's independent registered public accounting firm each fiscal year and pre-approve the engagement of the independent registered public accounting firm and the fee to be billed for the audit services to be provided.

        Non-Audit Services.    All non-audit services to be performed by the independent registered public accounting firm are required to be pre-approved by the Audit Committee. In determining whether to grant such approval, the Audit Committee will determine whether the provision of such non-audit services will impair the independent registered public accounting firm's independence. There were no non-audit services billed by E&Y in 2012.

 EXECUTIVE COMPENSATION
Compensation Discussion and Analysis

Executive Summary

        Covance emphasizes a pay-for-performance culture and designs its executive compensation programs to reward achievement of specific annual and long-term goals that align the interests of management and Shareholders. Covance utilizes variable pay and has a consistent record of meaningfully raising and lowering actual pay with performance. Covance's executive compensation programs have evolved over time with the consistent aim of further aligning our pay practices with Shareholder interests.

        For 2012, compensation decisions were driven by strong financial results. Key metrics used by the Compensation Committee, with a comparison to targets established at the beginning of the year, included:

Financial Metric	2012 Results	Comparison to Target
Pro Forma Operating Income(1)	$198 million	Exceeded target by $7 million
Pro Forma Return on Assets(1)	7.8% in 2012	Exceeded target by 30 basis points
Net Orders	$2.64 billion	Exceeded target by $552 million
Stock Price	26.4% increase during 2012	n/a

        Covance delivered these results while making significant investments in Information Technology — increasing Information Technology spending by 19% year-over-year in order to drive longer term growth and competitiveness which had the effect of reducing 2012 income.

        Covance also performed strongly on non-financial measures of customer satisfaction, positioning the Company well for future results. Independent surveys found:

  •
  September 2012: Baird Equity Research:  Covance remains the clear favorite CRO to work with (59% vs. second CRO at 29%).

  •
  October 2012: William Blair Equity Research:  Covance received the most mentions as the best-positioned CRO to win early-stage and late-stage work.

  •
  March 2012: Morgan Stanley Research:  Covance is the highest rated clinical CRO based on perceived quality.

  •
  March 2012: Fortune Magazine:  Covance ranked fourth in the Health Care Pharmacy and Other Services industry in Fortune's annual list of the World's Most Admired Companies.

        This strong client support for Covance contributed to the 31% growth in our net orders to $2.64 billion in 2012.

        While the Compensation Committee does not believe that short-term stock price movements necessarily reflect true business performance, the market recognized Covance's performance during 2012 with a 26.4% increase in Covance's stock price, outperforming major broader market indices and Covance's peer group.

        Based on these results and consistent with our pay-for-performance philosophy, Covance's 2012 business outcomes led to above-target performance-based compensation for executive officers.

(1)
For reconciliation of the pro forma results to GAAP, please see page 36 of this Proxy Statement.

  Named Executive Officer Pay Summary

  Emphasis on Performance-Based Compensation

        The clear majority of executive officer compensation at Covance is variable based on performance. The charts below illustrate the 2012 allocation of target total direct compensation (exclusive of retirement compensation) for Named Executives. Mr. Klitgaard transitioned from the Chief Financial Officer role to the Chief Information Officer role on May 8, 2012. The chart for Mr. Klitgaard represents targeted annual direct compensation (exclusive of retirement compensation) during 2012 for both roles held during the year. Ms. Cornell was promoted to the Chief Financial Officer role on May 8, 2012. The chart for Ms. Cornell exclusively represents targeted annual direct compensation (exclusive of retirement compensation) during the period that she held the Chief Financial Officer role.

        Our executive compensation plan has three direct pay components: base salary, annual performance-based cash incentives, and equity grants (consisting of stock options and performance-based restricted stock). The compensation mix among these components is weighted toward the at-risk elements (as illustrated in the charts above), such that the largest portion of executive compensation is performance-based (approximately 81% for CEO and 63% on average for the other Named Executives). Further, our long-term incentive program is 100% equity-based. Stock options are intended to deliver approximately 45% of the total equity grant value and performance-based restricted stock is intended to deliver approximately 55% of the total equity grant value.

        The performance-based nature of our executive compensation programs has been demonstrated in actual practice. For example, over the past six years, the executive officer corporate bonus pool has been, in the aggregate, below target for three years and above target for three years, based on business performance during those periods.

 Executive Officer Corporate Bonus Pool

        Likewise, over the past six years, performance-based equity awards for Named Executives have been below target for three years, above target for two years, and at target for one year, as illustrated below:

Performance Share Outcomes (including adjustments)

Continuous Improvement ... Our Evolving Executive Compensation System

        Over the past five years, in order to better align executive compensation with Shareholder interests, Covance has implemented the following changes to its executive policies and pay practices:

Year	Change in Executive Policy and/or Pay Practice
2013	Increased share ownership guidelines resulting in increased requirements for all subject officers.

Commencing May 2013, the Company intends to require a double-trigger (change-in-control plus termination or constructive termination) in connection with equity vesting in the event of a change-in-control for all equity grants issued after this date as set forth in the 2013 Employee Equity Participation Plan to be voted upon at the Annual Meeting.
Formally designated July as the intended merit increase effectiveness month on a going forward basis.
2012	Lengthened the vesting schedule for stock options to four equal installments over four years from three equal installments over three years.

Decreased potential payouts under the cash incentive plan at both the low end and high end of performance, reducing payouts to executives in future years for the same level of performance. The range of variability based on financial performance was reduced to 38% - 144% from the previous range of 49% - 156%.
Continued delay of merit increase effectiveness to July.
20% reduction in the intended equity grant target values.
2011	Moved from a delayed single-trigger to double-trigger with respect to change-in-control payments in executive officer employment agreements, thereby requiring that an executive officer be terminated or constructively terminated in order to receive enhanced benefits following a change-in-control.
Closed the Supplemental Executive Retirement Plan to new entrants.
Enacted a clawback policy with respect to cash incentive compensation awards based on performance measures that are subsequently restated or adjusted.
No merit increases for executive population based on 2010 performance year.
2010	Eliminated all tax gross-ups for executive officers.
Delayed effectiveness of merit increases from May to July based on 2009 performance year.
2009	Eliminated financial counseling and car allowance perquisite benefits for executive officers to decrease special benefits for management, further increasing the relative proportion of performance-based compensation.
Delayed effectiveness of merit increases from March to May.

Executive Compensation Philosophy

        Covance's executive compensation program is focused on the following key elements: fostering a pay-for-performance culture; leadership stability and retention; maintaining an appropriate degree of internal equity; and market competitiveness. The program is founded on and driven by the following five principles:

  1.
  Aligning management rewards with long-term Shareholder returns;

  2.
  Incenting performance and rewarding results that lead to profitable growth over time;

  3.
  Retaining high performing executives;

  4.
  Differentiating compensation based on performance at the individual, business unit and total Company level; and

  5.
  Providing market competitive compensation at target performance levels.

        The following is a brief outline of how these objectives are reflected in our executive compensation practices.

        Executive compensation is structured to align management rewards with long-term Shareholder returns.

  •
  Approximately 62% of Mr. Herring's total direct annual compensation (at target) is delivered in the form of Covance equity and vests over multiple years. For our other Named Executives, this figure averages approximately 37%.

  •
  Covance Named Executives have equity ownership requirements that align their economic interests with those of our long-term Shareholders as referred to in "Stock Ownership Requirements" below.

        Executive compensation programs reward performance that leads to profitable growth over time.

  •
  Covance executive officers have the majority of their annual compensation opportunities tied to the following quantitative and formula-based business drivers, which incent both short- and longer-term performance, as well as good stewardship of the Company's Shareholder capital:

Performance Metric	Rationale
Profit	Measures the strength of our current operating performance
Net Orders	A driver of longer-term growth
Return on Assets	Promotes good stewardship of Shareholder capital
  •
  Each of these measures significantly affects executive officer compensation. In aggregate, they are designed to foster a balanced focus of management's attention on both near-term and longer-term profit and growth and the use of Shareholder capital in ways that generate economic value.

        To retain high-performing executives, a large portion of executive compensation is equity-based and vests over multiple years.

        Executive compensation is variable with a substantial portion (a higher percent than the average of our benchmark group of companies) of management's compensation being at-risk based upon performance.

  •
  As part of its pay-for-performance culture, Covance compensation programs provide for different payouts at different levels of performance (e.g., higher payouts when performance exceeds targets and low or potentially no payouts when performance is below targets). Incorporated in these programs are wide ranges of outcomes intended to incent superior performance consistent with driving long-term Shareholder value.

  •
  Individual performance ratings for each executive officer have a substantial impact (positive or negative) on compensation. These performance metrics are discussed further below.

        Executive compensation is market competitive at target performance levels.

  •
  Covance believes a competitive total compensation package is required to attract, retain and motivate the executive talent needed to achieve our long-term strategic objectives and shorter-term performance targets.

        Covance provides executive remuneration through a balanced system, as shown in the table below:

Pay Component	Rationale
Base Salary	Provides a fixed level of compensation, which is intended to provide a stable source of income and be sufficient to attract and retain executives in light of competitive employment alternatives.
Annual Performance-Based Cash Incentive	Provides a variable compensation opportunity, with all or portions of such incentive being variable based on individual, business unit, and Company performance vs. targets, and is intended to motivate executives to meet or exceed annual business goals and personal objectives.
Equity Compensation	Provides opportunity for long-term variable compensation that is intended to align executives' interests with those of our Shareholders (i.e., encourage sustained, long-term profitable growth and tie executive compensation to stock performance) and promote retention.
Retirement and Other Benefits	Offers a relatively fixed level of value, with minimal risk, which is intended to be sufficient to attract and retain executives.

        Covance allocates and balances total target compensation among each pay element in a manner consistent with our executive compensation philosophy and competitive market practices. Covance generally sets executive officer target pay as follows:

        In aggregate, base salary, annual performance-based cash incentive, and equity compensation are targeted at market median.

        The intended result is total target compensation at approximately the median compensation of our competitive marketplace for executive talent. Where an executive's total target compensation falls below the market median, we may work to incrementally move the executive to market if the individual's performance justifies doing so. We consider each individual's past year performance results as an integral part of all pay decisions and consider the individual's performance over time in his or her role in making total pay decisions.

Determination of Executive Compensation Levels

Benchmark Group of Companies

        Each of the following peer organizations used in 2012 had been selected from one or both of the following classification groups: the six-digit Global Industry Classification Standard (GICS) codes for Pharmaceuticals, Biotechnology and Life Sciences, and/or the Russell 3000 Healthcare Index.

        The list below represents the 17 peer organizations for 2012:

Allergan, Inc.	Endo Pharmaceuticals Holdings, Inc.	Mylan, Inc.
Biogen Idec Inc.	Forest Laboratories, Inc.	Par Pharmaceutical Companies Inc.
Bio-Rad Laboratories, Inc.	Hospira, Inc.	PAREXEL International Corporation
C.R. Bard, Inc.	Impax Laboratories Inc.	PerkinElmer Inc.
Celgene Corporation	Laboratory Corporation of America Holdings	Watson Pharmaceuticals, Inc.
Charles River Laboratories International, Inc.	Life Technologies Corporation

Using Competitive Benchmark Data

        All market data are based on Towers Watson's Executive Compensation Database. To assess the competitiveness of compensation and benefit levels for each Named Executive, Covance annually benchmarks the core elements of its executive compensation program (i.e., base salary, annual performance-based cash incentive and equity) relative to two reference points.

  •
  Size-adjusted general industry data from Towers Watson's Executive Compensation Database has a 25% weighting in determining market compensation; and

  •
  Seventeen (17) industry peer companies in the CRO or biopharmaceutical industry most closely aligned with Covance in both size and scope that represent either direct business competitors and/or organizations that we most typically compete with for drug development talent have a 75% weighting in determining market compensation.

        Where possible and appropriate, survey data are size-adjusted, using regression analysis, a widely-used statistical tool, focusing on the relationship between a dependent variable (in this case, compensation), and other independent variables that relate to it (in this case, company size).

Setting Compensation

        Overall, five main factors are taken into account when setting each individual executive officer's compensation:

  •
  Company performance,

  •
  Individual performance,

  •
  Competitive market data,

  •
  Attraction and retention considerations, and

  •
  Internal equity, or the comparison of compensation among the executive officers with comparable job responsibilities and complexity.

        For individual officers, other factors, such as experience and position scope, are taken into account and may result in target pay being set above or below the overall competitive market target.

        The actual compensation earned (versus target amounts) by each individual executive officer varies depending on Company and individual performance. In general, we expect that our executive officers will be paid at market levels if Company and individual targets are achieved, above market levels if targets are exceeded and below market levels if targets are not achieved. In some cases, our variable compensation plans (cash incentive and equity) may pay substantially less when results are significantly below target and/or individual performance is below expectations. For 2012, Covance paid actual compensation (base pay, annual performance-based cash incentive and equity) to its Named Executives ranging from 114% to 161% of target.

        Specifically, for the Chief Executive Officer, the independent members of the Board of Directors set business and related performance targets and compensation levels based upon the recommendation and approval of the Compensation Committee. For other executive officers, the Compensation Committee, on delegation from the Board of Directors, approves business and related performance targets and compensation levels after receiving recommendations from the Chief Executive Officer and Corporate Vice President, Human Resources.

        In assessing pay decisions, the Compensation Committee reviews tally sheets, which reflect all elements of each executive officer's compensation, both current and historical. Tally sheets are a reference tool that the Compensation Committee uses, at least annually, in its comprehensive assessment of executive officers' total compensation.

        Covance's Board of Directors assesses its executive talent (including all executive officers) annually, including reviewing succession plans for each executive officer position. Covance occasionally determines that additional longer-term awards are appropriate for select executive officers to ensure their retention, recognize future potential, and the leadership continuity required to achieve our longer-term strategic goals and objectives.

Goal Setting For Performance-Based Variable Pay

        Covance management develops and presents an annual business plan to the Board of Directors prior to the start of each year. Once endorsed by the Board of Directors, this business plan is utilized to set specific executive officer financial and non-financial variable incentive targets (annual performance-based cash incentive plan and performance-based restricted stock) in the first quarter of the year. These goals and objectives are not changed throughout the year. Covance believes that the degree of difficulty associated with attaining the target levels set at the beginning of each year is challenging, but realistic. The intended result is that if Company performance exceeds/falls short of the target, then actual compensation should be greater/less than market norms. In assessing the level of challenge in 2012 targets, the Compensation Committee took into consideration the fact that short-term results would be impacted by the Company's decision to embark on a program to significantly increase information technology spending in order to further enhance its competitive position and drive long-term growth.

        We endeavor to set targets at aggressive but attainable levels in light of current and prospective business conditions based in part upon industry growth projections and competitor performance information. The targets are intended to be consistent with the Company's longer-term strategic plan and growth aspirations and to enable the Company to achieve leadership positions in the markets in which it competes. In the assessment of actual performance against targets, Covance's annual performance-based cash incentive and equity compensation plans allow for the use of discretion by the Compensation Committee to award lower or higher payout levels than the pre-established criteria and formulae would provide. These provisions are intended to ensure that extraordinary circumstances unrelated to performance do not inequitably increase or decrease compensation.

Disclosure of Performance Goals

        Covance's annual performance-based cash incentive plan and performance-based restricted stock have rigorous quantitative performance goals. The performance goals for 2012 for the cash incentive plan were a Company operating income target of $191.1 million and a net orders target of $2.09 billion. The performance goals for the 2012 performance-based restricted stock were a net orders target of $2.09 billion and a pro forma return on assets target of 7.5%. Covance believes that these goals are aggressive and challenging but realistic, and that the challenging nature of these goals has been demonstrated over the years as illustrated in this Compensation Discussion and Analysis. Covance utilized non-GAAP operating income (as reported in the Company's year-end earnings press release) in determining performance under the annual performance-based cash incentive plan and performance share plan in accordance with the plans.

Individual Elements of Pay—Details

Base Salary

        As explained in the "Benchmark Group of Companies" section, Covance establishes base salaries for executive officers after an annual evaluation of market data, individual experience, internal equity, and performance over time in role. Base salary had previously been targeted to become effective March 1 of each year, however, increases have been delayed until July of each year since 2010 and are now intended to be effective in July on a going forward basis. Covance recognizes general market practice to be in the March/April timeframe. We have recently determined July to be the intended official base salary increase date for each performance year going forward.

        In recognition of Ms. Cornell's promotion to Chief Financial Officer, effective May 8, 2012, Ms. Cornell's base pay was increased to $400,000.

Annual Performance-Based Cash Incentive Plan

        The Covance annual performance-based cash incentive plan is based on a combination of operating profit and net orders. We believe operating profit and net orders are appropriate incentive drivers for executive officers since they focus attention on both short-term and longer-term performance/success. Current year operating profit is a solid barometer of short-term performance/success. Net orders are an indicator of longer-term growth potential, as the revenue generated from most orders in many Covance business units span multiple years.

        As with base salaries, Covance sets executive officer target annual performance-based cash incentive levels after an annual review of market data. The actual cash incentive paid to individual executive officers is determined in three steps:

1.
The annual performance-based cash incentive pool in which executive officers participate is initially determined based on actual Company and/or business unit performance (as applicable) against pre-established profit targets with a range of variability from 50% to 115% of target. In 2012, the plan utilized a Company pro forma operating income target of $191.1 million. For 2012, we increased the variability of the portion of the annual incentive plan based on profitability (with a lower bottom and lower top-end of the range) from 65% - 125% to 50% - 115%. This change was made in order to provide smaller increases in incentive pay for above-target performance and larger decreases in incentive pay for below-target performance.

2.
Once the initial incentive pool is determined as described above, the pool is further adjusted and finalized based on performance against pre-established net order targets, which can increase the range of variability from a floor of 38% to a ceiling of 144% of target. In 2012, the plan used a net orders target of $2.09 billion. The resulting annual performance-based cash incentive pool for corporate executive officers, including Messrs. Herring and Klitgaard was 143% of target, for Ms. Cornell was 133%, for Mr. Cimino was 131% of target, for Mr. Lovett was 108% of target, and for Ms. Keller Tanner was 80% of target. For 2012, the total range of possible payouts after taking the net orders factor into account was reduced from 49% - 156% to 38% - 144%.

3.
An individual performance factor is then applied to the profitability and net orders outcome based on the executive officer's individual performance to arrive at the actual cash incentive amount paid. Individual performance ratings are based on an assessment of each executive's business unit's achievement against business targets and the strength of each officer's leadership competencies, with each area (performance against business targets and individual behaviors) of roughly equal weight (individual performance factors range from 0% to 160%). The total range of variation as a result of Company performance against operating income and net orders targets, and an executive's individual performance factor is 0% to 230% of target. The individual performance factor for each Named Executive in 2012 was as follows: Mr. Herring 141.3%; Mr. Klitgaard 100%; Ms. Cornell 110%;

  Mr. Cimino 110%; Mr. Lovett 100%; and Ms. Keller Tanner 130%. For 2012, in comparison to previous years, the maximum potential payout under the Plan was reduced from 250% to 230%.

  Individual performance factors take into account the following leadership behaviors:

Leadership Behaviors	Measure
Wins Client Loyalty	Keeps client satisfaction high and leads the organization to deliver on client expectations.
Leads by Example	Articulates and demonstrates behaviors that support the Company vision and values.
Inspires Others	Connects individuals to Covance and builds organizational excitement and alignment around the Company vision, strategy and goals.
Drives Growth	Identifies opportunities and implements solutions that expand the business.
Builds Talented Teams	Recruits, assesses and develops individual organization talent.
Confronts Constructively	Readily challenges status quo while maintaining and building relationships.
Gets it Done	Creates urgency and balances analysis and action that leads to timely decision making and outstanding implementation.

        The following table shows the range of variability and parameters of the determination of 2012 cash incentives.

	Effect of Performance Factor on Annual Performance-Based Cash Incentive
Criteria	Minimum Payout	Target Payout	Maximum Payout
Operating Profit (as a % of target)	50%	100%	115%
Multiplied by
Net Orders (as a % of target)	75%	100%	125%
Equals
Subtotals	38%	100%	144%
Multiplied by
Individual Performance Factor	0%	100%	160%
Equals
Final Payout (as a % of target)	0%	100%	230%

        The 2012 annual performance-based cash incentive target for Named Executives equaled 100% of individual base salary for Mr. Herring; 75% for Mr. Cimino and Ms. Keller Tanner, and 70% for Messrs. Klitgaard and Lovett. Ms. Cornell's annual target is 70%, however, for 2012, was adjusted to 63% to reflect time in her two roles. As a group in 2012, the actual cash incentives were paid at an average of 141% of target for the year.

        The actual cash incentives paid to the Named Executives for 2012 performance were calculated as follows (rounded to the nearest $100).

	Mr. Herring	Mr. Klitgaard	Ms. Cornell	Mr. Cimino	Mr. Lovett	Ms. Keller Tanner
Prorated Base Pay Earnings	$990,000	$433,650	$362,407	$406,500	$404,000	$435,692
Target Incentive %	100%	70%	63%	75%	70%	75%

Target Incentive ($)	$990,000	$303,555	$228,316	$304,875	$282,800	$326,769

Operating Profit and Net Orders Multiplier	143%	143%	133%	131%	108%	80%

Subtotal	$1,415,700	$434,084	$304,414	$399,386	$305,424	$261,415

Individual Performance Factor	141.3%	100%	110%	110%	100%	130%

Actual Incentive	$2,000,000	$434,100	$334,900	$439,400	$305,500	$339,900

        Covance has a clawback policy pursuant to which it may recapture incentive cash awards paid to an officer where the performance measure upon which the award was based is subsequently restated or otherwise adjusted in a manner that would have reduced the size of the payment had such adjustment been known at the time of payment.

        Covance utilized non-GAAP operating income (as reported in the Company's year-end earnings press release) in determining performance under the annual performance-based cash incentive plan in accordance with the plan, but did not otherwise exercise discretion with respect to these awards.

Equity Compensation

        Management and the Compensation Committee believe equity compensation is an important element in aligning Shareholder and executive officer interests by creating an "ownership culture." Accordingly, Covance provides equity compensation to executive officers primarily in two forms—stock options and performance-based restricted stock—with the intended value associated with performance-based restricted stock being approximately 55% and stock options being approximately 45% using valuation methods as provided under generally accepted accounting principles. Equity compensation represents approximately 62% of the total target direct compensation for the Chief Executive Officer and approximately 37% for the other Named Executives. While the intent is to grant awards at the median of the target competitive data, actual individual awards, which are granted annually in February of each year, may be higher or lower dependent upon the performance of each executive officer and internal equity factors.

Stock Options

        Covance grants option awards to executive officers annually in order to link executive rewards to increases in the Company's stock price. We believe that stock options are performance-based since they have no value unless the stock price appreciates. All such awards are approved by the Compensation Committee, or independent members of the Board of Directors in the case of the Chief Executive Officer, at a regularly scheduled meeting with the meeting dates being selected approximately one year or more prior to the actual meeting. These meetings typically take place in February, shortly after current year performance goals are set, previous year performance is reviewed and evaluated, and previous year financial results are publicly released. The date of these meetings also serves as the date for setting the exercise price of the award, as well as the award's grant date.

        In keeping with standard executive pay practices, newly hired executive officers that begin employment during the year may receive a "one-time" option award. Such options are granted and priced as of the date they are approved by the Compensation Committee. Those dates are not timed with respect to any Company or market event.

        In support of executive officer retention, beginning in 2012, stock options vest in four equal installments over four years as opposed to the three-year vesting period used prior to 2012. The intended value of stock options awarded is determined by reference to competitive benchmarks, as previously discussed under the "Setting Compensation" section above. The number of options granted is determined using lattice-binomial valuation methods as provided under generally accepted accounting principles.

        Under the 2010 Employee Equity Participation Plan, the option's exercise price is equal to the closing price of Covance stock on the date the awards are approved. Both the 2010 Employee Equity Participation Plan, as well as the proposed 2013 Employee Equity Participation Plan to be voted upon at the Annual Meeting, do not allow for repricing of options or cash buyouts for underwater options.

Performance-Based Restricted Stock

        The Covance performance-based restricted stock plan is based on a combination of both return on assets and net orders. We believe these financial metrics are appropriate measures to drive both short-term and long-term performance/success contingent on both one- and three-year performance cycles. Return on assets is a measure that not only takes into account earnings but also the level of assets deployed to generate those earnings, thereby promoting good stewardship of Shareholder capital. Net orders are an extremely important metric to Covance over the long-term as they are an indicator of longer-term growth potential and are attributable to projects that will generate revenue and earnings over future periods. These measures are a reflection of successful execution of our primary Company strategy of delivering operational and service excellence on our clients' drug development projects.

        Performance-based restricted stock is also typically approved and granted at the regularly scheduled Compensation Committee and Board of Directors meetings noted previously. In general, the target value and resulting target number of shares is determined by reference to competitive benchmarks, comparison of compensation among the executive officers, and individual performance. The actual number of shares ultimately earned is performance-based and, starting with 2011, depends on the Company's performance against net orders and pro forma return on assets. Prior to 2011, the financial metrics consisted of backlog growth and return on assets. Since the Company's backlog increasingly consists of five- to ten-year committed minimum volume contracts, the Compensation Committee believes that net orders is a more meaningful metric than backlog growth.

        Performance against these metrics is determined using financial information as published in the Company's annual filings with the SEC and the Company's year-end earnings press release. Exceeding one or both of the targets can result in an increase in the actual number of shares awarded from the target number of shares. Conversely, falling short of one or both of the targets can result in a reduction in the actual number of shares awarded from the target number of shares. In 2012, the net orders target was $2.09 billion and the pro forma return on assets target was 7.5%.

        This plan operates under a series of three-year overlapping performance cycles. During the initial grant year, the executive officer is granted a target share award. Performance in the initial grant year against the two metrics noted above results in the initial target award being adjusted down to as low as 0% or up to as much as 200% of the target. The shares awarded vest at the end of the second calendar year following the year in which the number of such shares are determined.

Net Orders and Return on Assets Adjustment during the Initial Grant Year on Performance-Based Restricted Stock
Minimum	Target	Maximum
0%	100%	200%

        In each of the two years following the initial year in which the shares are awarded, each executive officer has the opportunity to earn up to an additional 20% of the actual shares earned in the initial year. These additional awards are earned when actual performance (net orders and return on assets) achieves or exceeds the targets established at the beginning of the initial grant year for each of the two years following the initial grant year. The second and third year financial targets are also set and approved by the Compensation Committee. Any additional shares earned vest at the same time as the initial grant. Each three-year cycle has a maximum potential payout of 220% of the initial target share award. If the maximum potential payout is achieved during the second performance year, the executive officer would no longer be eligible for any additional grants during the last year of the three-year cycle.

        As a hypothetical example, assume an executive officer received a target grant of 4,000 performance-based restricted shares at the beginning of 2012 and achieved the following performance factors over the next three years:

1.
Year 1 (2012)—actual return on asset and net orders performance dictates an 80% payout against target;

2.
Year 2 (2013)—return on asset and net orders dictates an upward adjustment of 10% of the grant as adjusted for 2012 performance; and

3.
Year 3 (2014)—return on asset and net orders dictates an upward adjustment of 10% of the grant as adjusted for 2012 performance.

        In this example, the executive officer would earn an overall performance share award of 3,840 shares related to the three-year 2012 performance cycle (an actual award of 3,200 shares from the first year, an additional 320 share award in both 2013 and 2014). All shares from the 2012 performance cycle vest at the end of 2014, or in the case of the year 3 adjustment, the shares would vest in February 2015. The table below shows how the number of shares awarded would be calculated in such a scenario.

Year 1—Target # of Shares	4,000
End of Year 1 Performance Adjustment	80%
# Shares at end of Year 1 (4,000 × 80%)	3,200
Year 2 Performance Adjustment	10%
# Shares at end of Year 2 3,200 + (3,200 × 10%)	3,520
Year 3 Performance Adjustment	10%
# Shares at end of Year 3 3,520 + (3,200 × 10%)	3,840
Final Number of Shares	3,840

        The Compensation Committee also periodically reviews competitive market data regarding equity plan design and payout ranges to ensure that Covance's plans are designed to best fit the Company's objectives.

        Covance utilized non-GAAP operating income (as reported in the Company's year-end earnings press release) in determining performance under the performance share plan in accordance with the plan, but did not otherwise exercise discretion with respect to these awards.

Actual vs. Target Compensation

        Consistent with our executive compensation principles, a substantial portion of each executive officer's compensation is variable in nature (i.e., performance-based). The following table shows the actual

2012 performance year annual performance-based cash incentive payout and performance-based restricted stock earned in each case versus target for each Named Executive.

Compensation Element	Mr. Herring (Target)	Mr. Herring (Actual)	% of Target
Cash Incentive	$990,000	$2,000,000	202%
Performance-Based Restricted Stock	36,500	73,000	200%

Compensation Element	Mr. Klitgaard (Target)	Mr. Klitgaard (Actual)	% of Target
Cash Incentive	$303,555	$434,100	143%
Performance-Based Restricted Stock	5,500	11,000	200%

Compensation Element	Ms. Cornell (Target)	Ms. Cornell (Actual)	% of Target
Cash Incentive	$228,316	$334,900	147%
Performance-Based Restricted Stock	n/a	n/a	n/a

Compensation Element	Mr. Cimino (Target)	Mr. Cimino (Actual)	% of Target
Cash Incentive	$304,875	$439,400	144%
Performance-Based Restricted Stock	4,100	8,200	200%

Compensation Element	Mr. Lovett (Target)	Mr. Lovett (Actual)	% of Target
Cash Incentive	$282,800	$305,500	108%
Performance-Based Restricted Stock	5,500	11,000	200%

Compensation Element	Ms. Keller Tanner (Target)	Ms. Keller Tanner (Actual)	% of Target
Cash Incentive	$326,769	$339,900	104%
Performance-Based Restricted Stock	3,700	7,400	200%

Stock Ownership Requirements

        In order to further our ownership culture and help ensure that executives take a long-term view of the Company's interests, Covance has equity ownership guidelines requiring executive officers to attain and hold specified minimum amounts of Covance Common Stock. The target levels and timeframes to achieve ownership were determined after reviewing overall general market practice and the approaches used by our benchmark group of companies.

        All executive officers have five years from the date of their appointment as an executive officer to achieve their ownership target. Only shares owned count towards the target (e.g., unvested options and unvested restricted stock do not count towards the target).

        In December 2012, Covance increased the share ownership requirements for the CEO to five times (5X) base salary and for all other executive officers subject to the requirements (including all Named Executives) to two times (2X) base salary. This action resulted in increased requirements for all subject officers. Previously, the CEO had a requirement of 2X base salary plus 2X target bonus. Other subject officers had a requirement of one times (1X) base salary plus 1X target bonus. For current officers, the original share ownership requirements must be met by the original target date. For the additional shares required to be owned as a result of the change, the target achievement date will be December 2017.

        The following example shows how a typical subject officer's share ownership target is determined, assuming a base salary of $400,000 and a Covance share price on the date of appointment of $60.

Share price of Covance stock	$60
Base salary	$400,000
Share target calculation = [2 × $400,000] / $60 = 13,333 shares

        As of year-end 2012, all subject officers have either fulfilled their goal or are on track to fulfill their goal by the target dates.

Other Compensation

        Covance provides a limited number of other benefits to certain executive officers, including a Supplemental Executive Retirement Plan ("SERP") benefit. The SERP is an unfunded, defined benefit-type pension plan. The plan provides a pension benefit to a participant that is equal to a percentage, not to exceed 40%, of an executive officer's Final Average Earnings. Vesting occurs after five years of service as a plan participant. The value of the SERP, as well as the formulas used to determine its value, is discussed in more detail in the narrative section of the Pension Benefits Table.

        The Compensation Committee periodically reviews the benefits and costs associated with offering the SERP. This evaluation was last conducted in 2011 by the Compensation Committee's independent consultant, Pay Governance. This review included information regarding the prevalence of similar retirement plans at companies with which Covance competes for executive officer talent. Based on this review, the Compensation Committee closed the SERP to new plan entrants in 2011. Existing SERP participants will retain this benefit according to the plan terms. Since Ms. Cornell's appointment to Chief Financial Officer on May 8, 2012 was after the SERP was closed to new entrants, she is not eligible to participate in this benefit.

        Covance has a Non-Qualified Deferred Compensation Plan ("NQDC Plan") that is offered to approximately 125 senior management employees (including the Named Executives). Participants are allowed to defer voluntarily up to 50% of their base salary and 70% of their annual performance-based cash incentive. This plan is intended to allow executives to take advantage of the potential tax benefits from deferring plan year income.

        Similar to the Covance 401(k) Plan, a match is made on employee deferrals, less an amount determined each year as the maximum match allowed in the qualified 401(k) Plan. Certain employees may be provided an enhanced match under the NQDC Plan. In light of competitive market practice, the Board also agreed that executive officers that participate in the SERP, which currently includes all of the Named Executives, except for Ms. Cornell, are not eligible to receive a match for any deferrals in the NQDC Plan.

        The Company does not provide for any executive perquisites, with the exception of the Chief Executive Officer's country club membership that is used predominantly for business purposes.

Payments in Connection with Change-in-Control or Termination

        Covance has letters of employment with its executive officers that provide certain benefits in the event of a change-in-control and a termination of employment or constructive termination of employment within 24 months of the change-in-control event. In February 2012, these letters were amended and restated to provide for a three-year term, subject to renewal.

        Covance believes that the triggering events for a change-in-control and amounts payable are appropriate to fulfill the following purposes:

  •
  Ensure executive officers focus on Shareholder interests and evaluate potential transactions impartially by removing concerns about their potential termination of employment; and

  •
  Retain executive officers needed for the success of Covance during a time of potential disruption and/or transition.

        Events that constitute a change-in-control were chosen based on a review of broad market practices. They consist of:

  •
  A person or entity acquires stock that, together with other stock held by such person, constitutes 50% or more of the total fair market value or total voting power of the stock of the Company.

  •
  A person or entity acquires ownership of stock of the Company possessing 30% or more of the total voting power of the Company's stock.

  •
  A majority of the members of the Board is replaced during any 12-month period by Directors whose appointment or election is not endorsed by a majority of the members of the Board before the date of the appointment or election.

  •
  A person or entity acquires assets from the Company that have a total gross fair market value equal to or greater than 40 percent of the total gross fair market value of all the assets of the Company immediately before such acquisition.

        In general, in the event of termination within two years of a change-in-control, the Named Executives would receive: a payment equal to three times (3X) the sum of the executive officer's annual base salary and target annual incentive at the time the executive officer is terminated; an additional three years of service and age credit for the SERP (for those executives participating in the SERP program); and outplacement services.

        Executive officers would also be entitled to vesting of all unvested stock options and unvested restricted stock in the event of a change-in-control (as defined in the applicable plan or grant agreement). Executive officers are not entitled to any gross-up for the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, where triggered. Commencing May 2013, the Company intends to require a double-trigger in connection with equity vesting in the event of a change-in-control for all unvested equity grants issued after this date as set forth in the 2013 Employee Equity Participation Plan to be voted upon at the Annual Meeting.

        Executive officers are eligible to receive compensation in the event that they are terminated involuntarily and without cause. The value of these payments, as well as the basis for calculations, including formulas used, under various scenarios for each Covance executive officer can be found in the Termination Scenarios table. We require executive officers to not compete or solicit Covance employees for a period of time after their departure and to preserve Covance confidential information. Termination compensation is provided only if the affected executive officers sign releases of claims against Covance they otherwise might assert. In addition, if an executive officer leaves Covance for any reason aside from a change-in-control, retirement, death, or disability, all unvested stock options and unvested performance-based restricted stock are forfeited.

        The Compensation Committee periodically reviews the policies and benefit levels of our change-in-control provisions and believes that Covance's current program is designed to achieve the Company's overall objectives.

Governance Practices

        The Company exercises responsible governance practices with respect to executive compensation.

  •
  The Company provides its Shareholders with the opportunity to cast an annual advisory vote on executive compensation ("Say-on-Pay" proposal). Our Board of Directors and Compensation Committee value the opinions of our Shareholders and, to the extent there is a significant vote against the compensation of our Named Executives, we will consider our Shareholders' concerns and the Compensation Committee will evaluate whether any actions are appropriate to address those concerns.

  •
  At the Company's Annual Meeting of Shareholders held in May 2012, a substantial majority of the votes cast on the Say-on-Pay proposal at that meeting were voted in favor of the proposal. Given the level of support shown, the Compensation Committee determined that no changes to our executive compensation were necessary at that time based solely on the vote results.

  •
  Despite this show of support, as discussed under the heading "Continuous Improvement—Our Evolving Executive Compensation System," the Compensation Committee has made important changes to our executive compensation programs since 2009 that demonstrate our ongoing commitment to aligning our executive compensation with the interests of our Shareholders. Management has also had discussions with major Shareholders who have voted both for and against the Say-on-Pay proposal in order to be better informed of Shareholder concerns. The Compensation Committee will continue to consider the outcome of the Company's Say-on-Pay votes when making future compensation decisions for the Named Executives.

Compensation Risk Assessment

        The Compensation Committee conducted a risk assessment of the Company's compensation programs. The Compensation Committee has concluded that these programs do not create risks that are reasonably likely to have a material adverse effect on the Company.

Hedging of Company Stock

        Internal guidelines limit executive officers' ability to sell Covance equity. Covance has a policy on hedging transactions that is designed to ensure that no executive officer engages in any transaction that has the effect of hedging the executive officer's interest in Covance stock.

Independent Compensation Advisor

        The Compensation and Organization Committee benefits from its utilization of the compensation consulting firm, Pay Governance, which provides no other services to the Company.

Report of the Compensation and Organization
Committee on Executive Compensation

        The Compensation and Organization Committee has reviewed and discussed the Compensation Discussion and Analysis with management, and based on this review and these discussions, has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company's Annual Report on Form 10-K and Proxy Statement.

Members of the Compensation and Organization Committee

Bradley T. Sheares, Chair
Gary E. Costley
Joseph C. Scodari

 GAAP to Pro Forma Reconciliation

Dollars in thousands

	GAAP	Charges(1)	Pro Forma
Operating Income	$115,877	$82,331	$198,208
NOPAT(2)	$81,114	$57,632	$138,746
Average Assets, net of cash	$1,750,174	$28,714	$1,778,888
Return on Assets	4.6%		7.8%

(1)
Charges included in operating income for 2012 represent restructuring costs of $33,930, costs associated with the write-down of inventory and the termination of an inventory supply agreement of $21,168, a goodwill impairment charge of $17,959 and operating losses associated with sites that were closed during the year of $9,274.

(2)
NOPAT = Operating income × 70%.

 EXECUTIVE COMPENSATION TABLES

2012 Summary Compensation Table

        The table below summarizes the total compensation earned by the Company's Chief Executive Officer, Chief Financial Officer and the three other most highly compensated executive officers of the Company (collectively, the "Named Executives").

Name & Principal Position	Year	Salary ($)(1)	Bonus ($)(2)	Stock Awards ($)(3)	Option Awards ($)(4)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)(5)	All Other Compensation ($)(6)	Total ($)(7)
Joseph L. Herring	2012	$990,000	-0-	$1,757,840	$1,490,696	$2,000,000	$1,678,467	$14,067	$7,931,070
Chairman and Chief	2011	980,000	$750	1,961,232	2,093,804	1,500,000	644,644	12,190	7,192,620
Executive Officer	2010	915,000	-0-	1,685,128	1,723,286	595,000	985,353	23,182	5,926,949
Alison A. Cornell(8)	2012	362,407	-0-	95,212	98,561	334,900	-0-	11,250	902,330
Corporate Vice
President and Chief Financial Officer
William E. Klitgaard(9)	2012	433,650	-0-	264,880	224,264	434,100	572,995	11,250	1,941,139
Corporate Senior Vice	2011	429,300	750	297,687	321,356	369,700	237,954	11,025	1,667,772
President and Chief Information Officer	2010	427,150	-0-	322,565	329,583	218,000	309,713	13,475	1,620,486
Richard F. Cimino	2012	406,500	-0-	197,456	168,198	439,400	520,129	11,400	1,743,083
Corporate Executive	2011	400,000	-0-	1,225,770	239,520	535,000	179,163	11,025	2,590,478
Vice President and Group President, Clinical Development	2010	354,000	-0-	228,460	233,444	180,700	196,365	13,475	1,206,444
James W. Lovett	2012	404,000	-0-	264,880	224,264	305,500	406,354	11,250	1,616,248
Corporate Senior Vice	2011	397,917	500	799,669	321,356	314,800	156,999	11,025	2,002,266
President, General Counsel, Secretary, Market Access Services and Nutritional Chemistry & Food Safety	2010	373,750	-0-	228,460	233,444	306,200	203,657	19,153	1,364,664
Deborah L. Keller Tanner	2012	435,692	1,250	178,192	148,410	339,900	325,161	11,250	1,439,855
Corporate Executive	2011	455,664	-0-	1,295,814	321,356	184,200	151,702	11,025	2,419,761
Vice President and Group President, Research and Development Laboratories	2010	357,000	-0-	241,896	247,178	134,700	190,778	13,475	1,185,027

(1)
The Named Executives did not receive annual merit salary increases in 2011. Differences between the 2010 and 2011 salary amounts reflect receipt in 2011 of the full amount of the 2010 increase which became effective July 2010, and, in the case of Mr. Cimino and Ms. Keller Tanner, promotion-related increases.

(2)
The amounts shown reflect service awards that all Covance employees are eligible to receive upon completing an established number of years of service with the Company.

(3)
The amounts shown reflect grant date fair market value based on the target payout of performance-based awards for all Named Executives, except for Ms. Cornell. The maximum value for each annual performance stock award would be 220% of the initial target grant and assumes the highest level of performance achieved. If the highest level of performance were to be achieved by the Named Executives, the maximum 2012 values of these awards for each officer would be as follows: for Mr. Herring, $3,867,248; Mr. Klitgaard, $582,736; Mr. Cimino, $434,403; Mr. Lovett, $582,736 and Ms. Keller Tanner, $392,022. Please refer to the "Compensation Discussion and Analysis" section above for a description of the terms of these awards. Ms. Cornell did not receive a performance-based restricted stock award in 2012 because she was not an executive officer on the grant date.

(4)
The amounts shown reflect grant date fair market value as determined in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 718, Compensation—Stock Compensation. Assumptions used in this calculation are included in footnote 10 to the Company's Financial Statements included in the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 2012. Please refer to the "Compensation Discussion and Analysis" section above for a description of the terms of these awards.

(5)
The amounts shown reflect the change in value of the Supplemental Executive Retirement Plan. The increase from 2011 to 2012 is primarily due to the following factors: increase in final average earnings, one additional year of service, decrease in assumed lump sum rates, and most significantly, the decrease in the discount rate from 4.30% to 3.20%.

(6)
The amounts reflect the Company matching contributions to the Company's defined contribution plans in the amount of $11,250 for all Named Executives; and the value associated with Mr. Herring's personal use of a country club membership in the amount of $2,817, which membership is predominantly used for corporate purposes. Mr. Cimino's amount includes a wellness reimbursement payment of $150, a benefit which all Covance employees at certain locations are eligible to receive.

(7)
The mix of compensation reflected in the Summary Compensation Table differs from the mix of target compensation set forth in the pie charts included in the Compensation Discussion and Analysis because the Summary Compensation Table reflects both actual compensation paid and the fair market value of equity awards on date of grant.

(8)
Ms. Cornell was appointed the role of Chief Financial Officer on May 8, 2012 and was not a Named Executive in 2010 or 2011. All values shown reflect all of Ms. Cornell's compensation for 2012.

(9)
Mr. Klitgaard served as Chief Financial Officer until May 8, 2012. On May 8, 2012, Mr. Klitgaard was appointed Chief Information Officer and resigned as Chief Financial Officer.

 2012 Grants of Plan-Based Awards Table

									All Other Stock Awards: # of Shares of Stock or Units (#)
										All Other Option Awards: # of Securities Underlying Options (#)
			Estimated Future Payouts Under Non-Equity Incentive Plan Awards			Estimated Future Payouts Under Equity Incentive Plan Awards
											Exercise or Base Price of Option Awards ($/Sh)(2)	Grant Date Fair Market Value ($)
Name	Grant Date		Threshold ($)(1)	Target ($)	Maximum ($)	Threshold (#)(1)	Target (#)	Maximum (#)
Joseph L. Herring			—	$990,000	$2,277,000	—	—	—	—	—	—	—
	2/20/12	(3)	—	—	—	—	36,500	73,000	—	—	—	$1,757,840
	2/20/12	(4)	—	—	—	—	—	—	—	90,400	$48.16	1,490,696
	2/20/12	(5)	—	—	—	—	2,368	4,736	—	—	—	114,043
	2/20/12	(6)	—	—	—	—	2,145	—	—	—	—	103,303
Alison A. Cornell(7)			—	228,316	525,128	—	—	—	—	—	—	—
	2/20/12	(4)	—	—	—	—	—	—	—	5,977	48.16	98,561
	2/20/12	(8)	—	—	—	—	—	—	1,977	—	—	95,212
William E. Klitgaard			—	303,555	698,177	—	—	—	—	—	—	—
	2/20/12	(3)	—	—	—	—	5,500	11,000	—	—	—	264,880
	2/20/12	(4)	—	—	—	—	—	—	—	13,600	48.16	224,264
	2/20/12	(5)	—	—	—	—	453	906	—	—	—	21,816
	2/20/12	(6)	—	—	—	—	433	—	—	—	—	20,853
Richard F. Cimino			—	304,875	701,213	—	—	—	—	—	—	—
	2/20/12	(3)	—	—	—	—	4,100	8,200	—	—	—	197,456
	2/20/12	(4)	—	—	—	—	—	—	—	10,200	48.16	168,198
	2/20/12	(5)	—	—	—	—	321	642	—	—	—	15,459
	2/20/12	(6)	—	—	—	—	306	—	—	—	—	14,737
	2/20/12	(9)	—	—	—	—	8,550	—	—	—	—	411,768
James W. Lovett			—	282,800	650,440	—	—	—	—	—	—	—
	2/20/12	(3)	—	—	—	—	5,500	11,000	—	—	—	264,880
	2/20/12	(4)	—	—	—	—	—	—	—	13,600	48.16	224,264
	2/20/12	(5)	—	—	—	—	321	642	—	—	—	15,459
	2/20/12	(6)	—	—	—	—	270	—	—	—	—	13,003
Deborah L. Keller Tanner			—	326,769	751,569	—	—	—	—	—	—	—
	2/20/12	(3)	—	—	—	—	3,700	7,400	—	—	—	178,192
	2/20/12	(4)	—	—	—	—	—	—	—	9,000	48.16	148,410
	2/20/12	(5)	—	—	—	—	340	680	—	—	—	16,374
	2/20/12	(6)	—	—	—	—	306	—	—	—	—	14,737
	2/20/12	(9)	—	—	—	—	8,550	—	—	—	—	411,768

(1)
The pertinent plan does not provide for thresholds or minimum awards.

(2)
As a result of the closure of the NYSE on the date of grant in 2012, the exercise price of the stock options was equal to the average of the closing price on the day before and the closing price on the day after the date of grant, as required by the 2010 Employee Equity Participation Plan resulting in an exercise price higher than the closing price on the last trading date prior to the grant date.

(3)
The amounts shown reflect performance-based restricted stock granted for the first year of the 2012-2014 plan cycle, with payout ranging from 0-200% of target depending on performance in 2012.

(4)
The amounts shown reflect 2012 stock option grants at grant date fair value.

(5)
The amounts shown reflect performance-based restricted stock granted for the second year of performance in the 2010-2012 plan cycle, with actual payout of 10% (maximum potential 20%) of the final adjusted grant in 2010 based on performance in 2011. Maximum payout includes amounts which may be granted in the third year of the 2010-2012 plan cycle based on performance in 2012.

(6)
The amounts shown reflect performance-based restricted stock granted for the third year of performance in the 2009-2011 plan cycle, with actual payout of 10% of the final adjusted grant in 2009 based on performance in 2011.

(7)
The amounts shown for Ms. Cornell reflects her full-year 2012 bonus opportunity based on her service in both the Chief Financial Officer role and her previous role.

(8)
The amounts shown represent Ms. Cornell's restricted stock grant issued prior to her appointment as Chief Financial Officer.

(9)
The amounts shown reflect incremental promotion-related performance-based restricted stock granted in connection with the 2011 grants to Mr. Cimino and Ms. Keller Tanner with actual aggregate payout at 150% of the initial grant based on performance in 2011.

 2012 Outstanding Equity Awards at Fiscal Year-end Table

	Option Awards(1)						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)		Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Yet Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Joseph L. Herring
2012(2)			90,400	—	$48.16	02/19/22			36,500	$2,108,605
2011(3)	34,966		69,934	—	58.37	02/16/21	33,600	$1,941,072	13,440	776,429
2010(4)	61,733		30,867	—	56.93	02/16/20	—	—	4,736	273,599
2009	94,100		—	—	39.80	02/18/19	—	—	—	—
2008	26,000		—	—	81.40	02/20/18	—	—	—	—
2007	33,500		—	—	62.65	02/21/17	—	—	—	—
2006	30,900		—	—	56.18	02/22/16	—	—	—	—
2005	32,200		—	—	42.32	02/16/15	—	—	—	—
2004	35,650		—	—	29.69	02/24/14	—	—	—	—
Alison A. Cornell
2012(5)	—		5,977	—	48.16	02/19/22	1,977	114,211	—	—
2011(6)	1,981		3,962	—	58.37	02/16/21	1,268	73,252	—	—
2011(7)	—		—	—	—	—	5,000	288,850	—	—
2010(8)	3,000		1,500	—	56.93	02/16/20	500	28,885	—	—
2009	5,700		—	—	39.80	02/18/19	—	—	—	—
2008	2,132	*	—	—	81.40	02/20/18	—	—	—	—
2007	1,700	*	—	—	62.65	02/21/17	—	—	—	—
2006	1,700	*	—	—	56.18	02/22/16	—	—	—	—
William E. Klitgaard
2012(2)	—		13,600	—	48.16	02/19/22	—	—	5,500	317,735
2011(3)	5,366		10,734	—	58.37	02/16/21	5,100	294,627	2,040	117,851
2010(4)	11,807		5,903	—	56.93	02/16/20	—	—	907	52,397
2009	18,973		—	—	39.80	02/18/19	—	—	—	—
2008	6,800		—	—	81.40	02/20/18	—	—	—	—
2007	7,400		—	—	62.65	02/21/17	—	—	—	—
2006	7,700		—	—	56.18	02/22/16	—	—	—	—
2005	9,000		—	—	42.32	02/16/15	—	—	—	—
2004	6,350		—	—	29.69	02/24/14	—	—	—	—
Richard F. Cimino
2012(2)	—		10,200	—	48.16	02/19/22	—	—	4,100	236,857
2011(3)	4,000		8,000	—	58.37	02/16/21	3,900	225,303	1,560	90,121
2011(9)	—		—	—	—	—	25,650	1,481,801	—	—
2010(4)	8,363		4,181	—	56.93	02/16/20	—	—	642	37,088
2009	10,539		—	—	39.80	02/18/19	—	—	—	—
2008	4,600		—	—	81.40	02/20/18	—	—	—	—
2007	5,400		—	—	62.65	02/21/17	—	—	—	—
2006	7,700		—	—	56.18	02/22/16	—	—	—	—
James W. Lovett
2012(2)	—		13,600	—	48.16	02/19/22	—	—	5,500	317,735
2011(3)	5,366		10,734	—	58.37	02/16/21	5,100	294,627	2,040	117,851
2011(10)	—		—	—	—	—	8,600	496,822	—	—
2010(4)	8,363		4,181	—	56.93	02/16/20	—	—	642	37,088
2009	5,929		—	—	39.80	02/18/19	—	—	—	—
2008	2,450		—	—	81.40	02/20/18	—	—	—	—
2007	2,950		—	—	62.65	02/21/17	—	—	—	—
2006	3,100		—	—	56.18	02/22/16	—	—	—	—
2005	4,250		—	—	42.32	02/16/15	—	—	—	—

	Option Awards(1)						Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (#) (b)		Number of Securities Underlying Unexercised Options Unexercisable (#) (c)	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#) (d)	Option Exercise Price ($) (e)	Option Expiration Date (f)	Number of Shares or Units of Stock That Have Not Yet Vested (#) (g)	Market Value of Shares or Units of Stock That Have Not Vested ($) (h)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (i)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (j)
Deborah L. Keller Tanner
2012(2)	—		9,000	—	48.16	02/19/22	—	—	3,700	213,749
2011(3)	5,366		10,734	—	58.37	02/16/21	5,100	294,627	2,040	117,851
2011(9)	—		—	—	—	—	25,650	1,481,801	—	—
2010(4)	8,855		4,427	—	56.93	02/16/20	—	—	680	39,284
2009	13,439		—	—	39.80	02/18/19	—	—	—	—
2008	4,600		—	—	81.40	02/20/18	—	—	—	—
2007	6,400		—	—	62.65	02/21/17	—	—	—	—
2006	6,200		—	—	56.18	02/22/16	—	—	—	—
2005	2,500	*	—	—	42.32	02/16/15	—	—	—	—

(1)
Options granted in 2012 vest at a rate of one-fourth per year at the end of each of the first four years of the ten year option term. All unvested options granted prior to 2012 vest at a rate of one-third per year at the end of each of the first three years of the ten year option term except for those indicated by an asterisk which options vest at a rate of one half per year at the end of each of the first two years of the option term. The full vesting date of each option is as follows: six years prior to the listed expiration date for options granted in 2012, seven years prior to the listed expiration date for all other grants, except for those indicated by an asterisk (two-year vesting) for which the full vesting date is eight years prior to the listed expiration date.

(2)
Number of shares shown in column (i) of this table reflects the 100% threshold of performance-based restricted shares that could be earned for the first year of performance in the 2012-2014 performance-based restricted stock cycle. Shares earned are scheduled to vest on December 17, 2014.

(3)
Number of shares shown in column (g) of this table reflects performance-based restricted stock earned for the first year of performance under the 2011-2013 performance-based restricted stock cycle. These shares will vest on December 17, 2013. Number of shares shown in column (i) of this table reflects the potential 40% maximum performance-based restricted stock that could be earned for the second and third years of performance in the 2011-2013 performance-based restricted stock cycle.

(4)
Number of shares shown in column (i) of this table reflects the potential 20% maximum performance-based restricted stock that could be earned for the third year of performance in the 2010-2012 performance-based restricted stock cycle.

(5)
Shares shown in column (g) of this table consist of shares of restricted stock which are scheduled to vest at a rate of one quarter per year through February 20, 2016.

(6)
Shares shown in column (g) of this table consist of shares of restricted stock which are scheduled to vest one half on February 17, 2013 and one half on February 17, 2014.

(7)
Shares shown in column (g) of this table consist of shares of restricted stock which are scheduled to vest on June 15, 2014.

(8)
Shares shown in column (g) of this table consist of shares of restricted stock which vested on February 17, 2013.

(9)
Shares shown in column (g) of this table consist of shares of performance-based restricted stock earned and scheduled to vest on February 17, 2016.

(10)
Shares shown in column (g) of this table consist of shares of restricted stock which are scheduled to vest on February 17, 2014.

        The table below shows option exercise and stock award vesting activity during the fiscal year ended December 31, 2012.

2012 Option Exercises & Stock Vested Table

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Joseph L. Herring	49,280	$1,481,118	61,693	$3,216,683
Alison A. Cornell	-0-	-0-	1,804	86,813
William E. Klitgaard	22,900	491,164	5,419	314,329
Richard F. Cimino	12,000	147,468	3,837	222,572
James W. Lovett	5,252	129,777	3,801	220,838
Deborah L. Keller Tanner	-0-	-0-	4,045	234,815

        The table below shows benefits that the Named Executives are entitled to under the Company's defined benefit plans.

2012 Pension Benefits Table

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)(1)	Payments During Last Fiscal Year ($)
Joseph L. Herring	Covance Supplemental Retirement Plan	13	$6,465,278	-0-
Alison A. Cornell	—	—	—	—
William E. Klitgaard	Covance Supplemental Retirement Plan	12	2,377,852	-0-
Richard F. Cimino	Covance Supplemental Retirement Plan	8	1,259,006	-0-
James W. Lovett	Covance Supplemental Retirement Plan	10	1,251,484	-0-
Deborah L. Keller Tanner	Covance Supplemental Retirement Plan	7	935,862	-0-

(1)
Includes amounts which the Named Executive may not currently be entitled to receive.

Supplemental Executive Retirement Plan

        In 1996, Covance adopted a nonqualified Supplemental Executive Retirement Plan ("SERP") for the benefit of certain executive officers of Covance, including the Named Executives except for Ms. Cornell. The plan was closed to new entrants in 2011. All of the Named Executives are participants in the SERP except for Ms. Cornell who was promoted to Chief Financial Officer subsequent to the closing of the SERP to new entrants.

        Participating executives may commence receiving full benefits under the SERP upon attaining age 60, so long as they have completed at least twenty years of service as defined in the SERP (fifteen years for participants employed by Covance on January 1, 1997). Retirement benefits to be provided under the SERP will be based on 40% of an executive's final average earnings. The benefit for executives with less than twenty years of service would equal 2% (2.67% for participants employed by Covance on January 1, 1997) multiplied by service multiplied by final average earnings. The final average earnings is based upon the highest five consecutive years of Compensation (as defined below) out of the executive's last ten years of employment with Covance or any subsidiary thereof. Compensation is defined as the executive's annual salary plus bonuses.

        Participating executives may commence receiving reduced, early retirement benefits as early as age 55, provided they had attained five years of service under the plan. Benefits are reduced 5% for each year commencement precedes age 60, up to a 25% reduction at age 55.

        Upon retirement, the normal form of payment under the SERP is a single lump sum payment.

Actuarial assumptions used to determine values in the Pension Benefits Table

        The amounts shown in the Pension Benefit Table above are actuarial present values of the benefits accumulated. An actuarial present value is calculated by estimating expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested today at the discount rate, would be sufficient on an average basis to provide estimated future payments based on the current accumulated benefit. The assumed retirement age for each executive is the earliest age at which the executive could retire without any benefit reduction due to age (even if the participant is not yet eligible to do so). Actual benefit present values will vary from these estimates depending on many factors, including an executive's actual retirement age.

Covance Inc. Supplemental Executive Retirement Plan Assumptions

	December 31, 2012	December 31, 2011
Discount rate	3.20%	4.30%
Form of payment	Lump sum	Lump sum
Lump sum interest rates
Annuity payments scheduled to be made within 5 years	1.42%	1.90%
Annuity payments scheduled to be made between 5 and 20 years from now	4.00%	4.95%
Annuity payments scheduled to be made beyond 20 years	4.89%	6.15%
Retirement age	Later of age 60 and	Later of age 60 and
	current age	current age
Termination and disability rates	None	None

2012 Non-Qualified Deferred Compensation Table

Name (a)	Executive contributions in last FY ($)(b)	Registrant contributions in last FY ($)(c)	Aggregate earnings in last FY ($)(d)	Aggregate withdrawals/ distributions ($)(e)	Aggregate balance at last FY ($)(f)
Joseph L. Herring	$1,441,583	-0-	$507,529	-0-	$4,154,225
Alison A. Cornell	-0-	-0-	-0-	-0-	-0-
William E. Klitgaard	-0-	-0-	-0-	-0-	-0-
Richard F. Cimino	-0-	-0-	-0-	-0-	-0-
James W. Lovett	-0-	-0-	-0-	-0-	-0-
Deborah L. Keller Tanner	-0-	-0-	9,405	-0-	51,826

        Covance has a Non-Qualified Deferred Compensation Plan ("NQDC Plan") in which participation was offered to approximately 125 senior management employees (including the Named Executives) in 2012. The plan is intended to provide this group of employees with an opportunity to defer compensation in addition to amounts permitted under the Covance qualified 401(k) Plan. No contributions were made by Covance on the amounts deferred by the Named Executives and all contributions by the Named Executives are included in the Named Executive's salary set forth in the Summary Compensation Table. No above market interest rates or special terms are provided on invested amounts and therefore earnings realized on amounts deferred are not included in the Summary Compensation Table.

        Under the NQDC Plan, participants are allowed to defer up to 50% of their base salary and 70% of their annual cash incentive in any given year. Participants in the NQDC Plan are subject to certain contributions and earnings limits under the Internal Revenue Code. Similar to the Covance 401(k) Plan, a match is made on employee deferrals in accordance with the formula set forth in the 401(k) Plan, less an amount determined each year as the maximum match allowed in the 401(k) Plan. Certain employees may be provided an enhanced match under the NQDC Plan. However, senior officers who participate in the SERP, which includes all of the Named Executives except for Ms. Cornell, are not eligible to receive any match for any deferrals into the NQDC Plan. Ms. Cornell is eligible to receive a matching contribution of up to ten percent of her eligible earnings less the maximum match allowed in the 401(k) Plan. Amounts deferred under the NQDC Plan are deemed invested in one of the investment choices available in Covance's 401(k) Plan as selected by the participant. Earnings on these investments are market earnings and there are no provisions for guaranteed rates of return. All amounts in a participant's NQDC Plan account are unfunded and remain assets of the Company until paid out. Amounts deferred may be paid out six months after the participant's separation from service with the Company or at some other point as designated in advance by the participant.

 2012 Termination Scenarios

	Joseph L. Herring		Alison A. Cornell		William E. Klitgaard		Richard F. Cimino		James W. Lovett		Deborah L. Keller Tanner
Benefit(1)	Without Cause ($)	Change in Control ($)	Without Cause ($)(2)	Change in Control ($)	Without Cause ($)(2)	Change in Control ($)	Without Cause ($)(2)	Change in Control ($)	Without Cause ($)(2)	Change in Control ($)	Without Cause ($)(2)	Change in Control ($)
Salary and Annual Cash Incentive	$3,000,000	$6,000,000	$680,000	$2,040,000	$744,600	$2,233,800	$722,750	$2,168,250	$693,600	$2,080,800	$785,750	$2,357,250
Equity
Unvested Restricted Stock	-0-	-0-	-0-	505,199	-0-	-0-	-0-	-0-	-0-	496,822	-0-	-0-
Unvested Performance-Based Restricted Stock	-0-	4,049,677	-0-	-0-	-0-	612,362	-0-	1,943,961	-0-	612,362	-0-	1,990,177
Unvested Options(3)	-0-	894,672	-0-	58,699	-0-	135,655	-0-	101,534	-0-	134,208	-0-	90,209
Equity Total	-0-	4,944,349	-0-	563,898	-0-	748,017	-0-	2,045,495	-0-	1,243,392	-0-	2,080,386
Other Benefits
Health & Welfare	50,702	76,053	16,583	24,875	49,650	74,475	49,603	74,405	49,594	74,391	49,670	74,505
Outplacement	50,000	50,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000
Other Benefits Total	100,702	126,053	61,583	69,875	94,650	119,475	94,603	119,405	94,594	119,391	94,670	119,505
Total(4)	3,100,702	11,070,402	741,583	2,673,773	839,250	3,101,292	817,353	4,333,150	788,194	3,443,583	880,420	4,557,141

(1)
All values reflected in the table assume a termination date of December 31, 2012; and where applicable reflect the closing price of Covance stock on that day of $57.77. All amounts reflect the incremental value (excluding the value of retirement benefits upon termination, which are detailed in the table below) to each of the Named Executives in the event of a termination and do not include the value of any equity vested and earned prior to December 31, 2012. All values reflect (in the event of involuntary termination and change-in-control) the maximum incremental amount payable to each of the Named Executives in the event of such a termination on December 31, 2012. Except as set forth below in connection with the SERP, and as described in the footnote of the Defined Benefit Plan Benefits table, no incremental value is payable to the Named Executives in the event of termination for cause or voluntary termination.

(2)
In addition to the cash severance noted, if a Named Executive other than the Chief Executive Officer has not secured a suitable alternative vocation after one year, the Chief Executive Officer has the discretion to pay the Named Executive his or her salary for one additional year.

(3)
Represents the value of accelerated "in the money" stock options using the December 31, 2012 closing price of $57.77 of Covance Common Stock on the NYSE.

(4)
The Named Executives would also be entitled to the retirement plan benefits set forth in the table below.

 2012 Termination Scenarios—Defined Benefit Plan Benefits

Name	Plan Name	Voluntary For Cause or Without Cause ($)	Death ($)	Disability ($)	Change in Control ($)
Joseph L. Herring	Covance Supplemental Retirement Plan(1)	$6,816,549	$3,440,347	$8,376,782	$9,770,500
Alison A. Cornell	—	—	—	—	—
William E. Klitgaard	Covance Supplemental Retirement Plan(1)	2,522,287	1,274,424	2,855,062	3,606,918
Richard F. Cimino	Covance Supplemental Retirement Plan(1)	1,380,700	634,665	1,864,904	1,911,498
James W. Lovett	Covance Supplemental Retirement Plan(1)	1,602,342	582,001	2,164,276	1,552,121
Deborah L. Keller Tanner	Covance Supplemental Retirement Plan(1)	1,125,077	484,254	1,500,195	1,322,185

(1)
Voluntary Termination and Termination With or Without Cause. Once vested, Named Executives are eligible to receive benefits under the SERP. Benefits vest in the SERP upon attaining five years of service. Executives terminating employment shall receive their benefit in the form of a lump sum payment at the later of age 55 or at termination of employment, but in no event shall the distribution be made less than six months from such date or event.

Messrs. Herring, Klitgaard, Cimino and Lovett and Ms. Keller Tanner are fully vested in their SERP benefit. Benefits shown for Messrs. Cimino and Lovett and Ms. Keller Tanner are payable in the form of a lump sum payment at age 55. The benefit shown for Mr. Herring and Mr. Klitgaard is payable as a lump sum as of July 1, 2013.

Death. Death benefits are payable to the spouse of married participants as a lump sum payment as soon as administratively feasible after the participant's death. The lump sum shown is payable upon death and is based upon 50% of the participant's accrued benefit at the time of death and is calculated assuming the accrued benefit is deferred to the date the participant would have attained age 55.

Participants who are not married, but have surviving children are eligible for an immediate lump sum payment as soon as administratively feasible after the participant's death. The lump sum is based upon 50% of the participant's accrued benefit at the time of death and is calculated assuming the accrued benefit is deferred to the date the participant would have attained age 55.

No death benefits are payable to unmarried participants without surviving children.

Disability. Executives immediately vest in their accrued benefit upon becoming disabled. Benefits are payable in the form of a lump sum payment at the later of the executive's separation from service or 65. Benefits shown in the above table are payable at age 65.

Termination Due to a Change-In-Control. Upon an eligible termination of employment resulting from a change-in-control, payment under the SERP shall be a lump sum of the participant's enhanced SERP benefit payable six months from separation from service (July 1, 2013 for the amounts shown above). The enhanced benefit is calculated by providing the participant with an extra three years of service and three years of age under the SERP for purposes of both vesting in and determining the amount of benefits payable under the SERP.

The lump sum is based upon the reduced early retirement benefit if the executive satisfies the conditions for early retirement after applying the extra three years of age and service. If the executive does not satisfy the conditions for early retirement after adding the three extra years of age and service, the lump sum is based on the accrued benefit, deferred to age 55.

Termination and Change-in-Control Arrangements

        As reflected in the Termination Scenarios Table, pursuant to an agreement dated December 31, 2008 between Covance and Mr. Herring, Mr. Herring is entitled to (i) two times his annual base compensation, and (ii) annual cash incentive compensation for one year at his most recent target level in the event he is terminated for reasons other than cause. Mr. Herring is also entitled to two years continuation of health benefits. Covance has also entered into agreements which provide each of the Named Executives other than the Chief Executive Officer, compensation equal to the executive officer's base annual salary at the annual rate in effect on the date of termination plus annual cash incentive compensation at the most recent target level in the event that such executive officer's employment has been terminated for reasons other than cause. If a Named Executive has not secured a suitable alternative vocation after one year, the Chief Executive Officer has the discretion to pay such officer his or her salary for one additional year. These payments would be made under Covance's normal payroll schedule. All such executive officers will also be entitled to health benefits (to the extent permitted by the administrative provisions of such plans and applicable federal and state law) for a period of up to two years. The agreements with Messrs. Klitgaard, Cimino and Lovett and Ms. Keller Tanner expire February 21, 2015 and Ms. Cornell's agreement expires on May 8, 2015, subject to renewal as set forth in the agreements.

        Covance will also provide to Mr. Herring and the other Named Executives, upon the termination of employment of such executive by Covance other than for cause, or a constructive termination (as defined in the agreements) during the twenty-four months following a change-in-control of Covance, compensation equal to (i) three times the officer's annual base salary in effect on the termination date, and (ii) three times the officer's annual cash incentive at the most recent target level. Such payments shall be made in a lump sum. In addition, such officers will be entitled to (i) an additional three years of service and age credit for the SERP if such officer is a SERP participant, (ii) immediate vesting of all unvested stock options and restricted stock, and (iii) participation in Covance's health and benefit plans for a period of up to three years. A "change-in-control" is defined in the agreements to include the following: the acquisition by a person of stock of the Company that, together with stock already held by such person, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company; the acquisition by a person during a twelve month period of 30% or more of the voting stock of Covance; a majority of the members of the Board is replaced during any 12 month period; or, the acquisition by any person of assets from the Company equal to or more than 40% of the total gross fair market value of the Company's assets.

PROPOSAL TWO
Advisory Vote on Executive Compensation

        The Company is providing its Shareholders with the opportunity to cast an advisory vote on the compensation of the Named Executives set forth in this Proxy Statement.

        As described in the "Executive Compensation—Compensation Discussion and Analysis" above, the Company's executive compensation programs are designed to attract, motivate, and retain its Named Executives, who are critical to Covance's success. The Company seeks to accomplish this by rewarding performance and by providing forms of compensation that align executive officers' interests with Shareholders' long-term interests. As described in the Compensation Discussion and Analysis, the Company emphasizes variable compensation, in particular equity compensation including performance-based equity compensation, to ensure such alignment. Please read the "Compensation Discussion and Analysis" section for additional details about our executive compensation programs, including information about 2012 compensation of our Named Executives.

        The Compensation Committee continually reviews the compensation programs for the Company's Named Executives to ensure they achieve the desired goals of aligning our executive compensation structure with the Company's Shareholders' interests and current market practices.

        The following proposal, commonly known as a "Say-on-Pay" proposal, provides Shareholders the opportunity to express their views on the Company's executive compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation approach for executive compensation and the Board's policies and practices described herein. Accordingly, the Board asks the Shareholders to vote "FOR" the following resolution at the Annual Meeting:

        "RESOLVED, that Covance Shareholders approve, on an advisory basis, the compensation of the Named Executives, as set forth in the Company's Proxy Statement for the 2013 Annual Meeting of Shareholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the Compensation Discussion and Analysis, compensation tables and narrative discussion."

        This Say-on-Pay vote is advisory, and therefore not binding on the Company. The Board of Directors and the Compensation Committee value the opinions of the Shareholders and will consider the outcome of this vote when making future compensation decisions for executive officers. It is currently expected that Shareholders will be given the opportunity to cast an advisory vote on this topic annually, with the next opportunity at the annual meeting in 2014.

        The Board of Directors recommends that each Shareholder vote FOR the approval of the compensation of the Named Executives, set forth in this Proxy Statement pursuant to the compensation disclosure rules of the Securities and Exchange Commission.

 PROPOSAL THREE
Approval of the 2013 Employee Equity Participation Plan

        Covance is seeking Shareholder approval of the 2013 Employee Equity Participation Plan (the "2013 Plan") which has been approved by the Board of Directors to replace the 2010 Employee Equity Participation Plan (the "2010 Plan"). If approved by the Shareholders, the 2013 Plan will be effective on May 7, 2013 and will expire on May 6, 2023. The following is a summary of the important features of the 2013 Plan. This summary is qualified in its entirety by the full text of the 2013 Plan as set forth in Appendix A hereto. The 2013 Plan authorizes the Compensation Committee, or such other committee as is appointed by the Board of Directors to administer the 2013 Plan, to grant awards to employees and consultants of Covance or entities in which Covance has a controlling or significant equity interest. The number of shares of Common Stock available for grant under the 2013 Plan shall be 2,800,000 plus shares remaining available for grant under the 2010 Plan as described below. Any shares granted as awards other than options or stock appreciation rights ("Full Value Awards") shall be counted against this limit as two and nine-hundredths (2.09) shares for every one share granted. Effective upon the approval of the 2013 Plan by Covance's Shareholders, no further grants of options, shares or other awards shall be permitted under the 2010 Plan. All grants and awards under the 2010 Plan that remain outstanding shall be administered and paid in accordance with the provisions of the 2010 Plan out of shares issuable under the 2013 Plan. As of December 31, 2012, there were 11,790 employees of Covance and its subsidiaries.

        Purpose.    Covance is a participant in a competitive service industry. Covance competes not only for business, but for the services of qualified executive, technical and managerial employees. Covance believes that it is necessary to offer equity incentives in order to attract and retain such employees. The purposes of the 2013 Plan are to encourage professional, managerial, technical, and other employees or consultants to become owners of Common Stock in order (a) to increase their proprietary interest in the Company's success; (b) to stimulate the efforts of certain key employees by giving suitable recognition to services which contribute significantly to the Company's success; and (c) to provide such employees with additional incentive and award opportunity. If the 2013 Plan is approved at the Annual Meeting and the Company subsequently wished to amend the 2013 Plan to increase the number of shares available for awards under the 2013 Plan, reduce the minimum grant price or otherwise increase benefits that have already accrued to a Plan participant, an additional approval of the Shareholders would be required.

        Committee Administration.    The 2013 Plan shall be administered by the Compensation Committee. Each member of the Compensation Committee shall be a "non-employee director" within the meaning of Rule 16b-3(b)(3) promulgated under the Securities and Exchange Act of 1934, and an "outside director"

within the meaning set forth in the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended.

        Eligibility.    Key executive, managerial and technical employees (including officers and employees who are Directors) and other employees and consultants of the Company or any subsidiary are eligible to participate in the 2013 Plan. The selection of individuals who are eligible to participate in the 2013 Plan is within the discretion of the Compensation Committee. Stock options, stock appreciation rights, and other stock awards may also be granted to employees of other companies who become employees of Covance or a subsidiary as a result of a merger, consolidation or acquisition in substitution for stock options or other stock denominated awards held by such employees in such other companies.

        Awards.    The 2013 Plan authorizes the Compensation Committee to grant any of the following awards to eligible employees:

  •
  options to purchase Common Stock;

  •
  stock appreciation rights ("SARs"); and

  •
  other stock awards.

        The Compensation Committee may determine to grant each of those awards singly or in combination. Shares of stock subject to awards are shares of Common Stock. Under the 2013 Plan, no individual may receive awards covering more than 25 percent of the shares allocated to the 2013 Plan.

        A stock option represents the right to purchase a specified number of shares at a stated exercise price for a specified time. The 2013 Plan permits the grant of options to purchase shares at not less than the fair market value of the shares of Common Stock on the date of grant. Stock options may be in the form of non-qualified stock options, as well as incentive stock options as described in Section 422 of the Internal Revenue Code. The exercise period for stock options granted will be determined by the Compensation Committee at the time of grant, but will not be longer than ten years from the date of grant, subject to a limited exception for non-qualified options that may not be exercised within three business days of expiration due to a Company imposed trading blackout. Upon exercise, the option exercise price may be paid in cash, by tendering shares of Common Stock owned by the optionee or any combination of such methods. Except in connection with a corporate transaction involving the Company, the Committee is not permitted to change or amend the exercise price of any stock options or SARs or to cancel outstanding options or SARs in exchange for cash. The 2013 Plan does not permit the grant of "reload" stock options, which are options that provide for the grant of additional stock options contingent upon the surrender of shares of Common Stock owned by the optionee in payment of the exercise price. The 2013 Plan also prohibits the repricing of options or SARs. SARs represent a right to receive a payment in cash, shares of Common Stock or a combination of both equal to the excess of the fair market value of a specified number of shares on the date the SAR is exercised over an amount which is not less than the fair market value of the shares on the date of grant. SARs are often granted by companies to non-U.S. participants to whom stock options cannot be issued due to foreign legal restrictions or adverse tax consequences. Covance has not granted SARs through March 13, 2013. Stock awards such as incentive shares may also be granted pursuant to the 2013 Plan. Stock awards may be made in shares of Common Stock or denominated in units equivalent in value to shares or may otherwise be based on or related to shares of Common Stock.

        All shares of Common Stock subject to the 2013 Plan and covered by outstanding awards will be adjusted, to the extent the Compensation Committee deems appropriate, for any future stock splits or consolidations or other corporate transactions. The provisions governing the disposition of specific awards granted under the 2013 Plan in the event of the retirement, disability, death or other termination of employment of the participant will be determined by the Compensation Committee at the time such awards are granted. The Compensation Committee may alter or amend the 2013 Plan or any agreements granted thereunder to the extent permitted by law except that the Committee may not increase the number of shares which may be issued under the 2013 Plan, modify the requirements for participation in the 2013

Plan or increase benefits that have already accrued to participants under the 2013 Plan, without Shareholder approval. The Board of Directors may terminate the 2013 Plan.

        The performance criteria that shall be used by the Compensation Committee in granting Stock Awards contingent on performance goals for officers to whom Section 162(m) of the Code is applicable shall consist of the following or criteria derived from the following: revenue; revenue growth; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating income; pre-or after-tax income; pre- or after-bonus net income; net operating profit after taxes; economic value added; ratio of operating earnings to capital spending; cash flow; cash flow per share; net earnings; net orders; order growth; share price performance; return on assets or net assets; return on equity; order backlog, return on capital (with or without income including cash); cash flow return on investment; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; gross profit margin; operating profit margin; net income margin; leverage ratio; total voluntary turnover or such other criteria that shall satisfy the requirements of Section 162(m). The Compensation Committee, in its discretion, may select one or more performance criteria and shall specify whether such performance criteria shall (i) be used to measure the performance of the Corporation as a whole or any Subsidiary, business unit, division, or segment of the Corporation, or any combination thereof, (ii) include or exclude (or be adjusted to include or exclude) special charges as they may appear in the Corporation's earnings press releases for extraordinary items, the impact of charges for restructurings or productivity initiatives, non-operating items, discontinued operations and other unusual and non-recurring items, the effects of currency fluctuations, the effects of financing activities, the effects of acquisitions and acquisition expenses, the effects of divesture and divesture expenses, and the effects of tax or accounting changes, and/or (iii) reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group, index, or other external measure.

        Change-of-control.    In the event of a change-of-control, awards which have not vested shall immediately vest upon the participant's involuntary termination by Covance for reasons other than cause (as defined in the 2013 Plan) or upon a constructive termination (as defined in the 2013 Plan) within two years of such change-of-control. A change-of-control is deemed to occur if: (i) any person becomes the beneficial owner, directly or indirectly, of securities representing 30% or more of the combined voting power of Covance's then outstanding securities; or (ii) within any period of 24 consecutive months, persons who were members of Covance's Board of Directors immediately prior to such 24-month period, together with persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of Covance's Board of Directors immediately prior to such 24-month period and who constituted a majority of Covance's Board of Directors at the time of such election, cease to constitute a majority of Covance's Board of Directors; or (iii) consummation of a merger, consolidation (where in each case Covance is not the survivor thereof), sale or disposition of all or substantially all of Covance's assets, or a plan of partial or complete liquidation; or (iv) when an offerer (other than Covance) purchases shares of Covance's Common Stock pursuant to a tender or exchange offer for securities representing 30% or more of the combined voting power of the Company's outstanding securities.

        Shares Available.    2,800,000 shares of Common Stock may be issued as awards under the 2013 Plan. Any shares granted as options or SARs shall be counted against this limit as one (1) share for every one (1) share granted. Any shares granted as awards other than options or SARs shall be counted against this limit as two and nine-hundredths (2.09) shares for every one (1) share granted. In addition, the following shares may be issued under the 2013 Plan: (i) shares that were available for issuance under the 2010 Plan but were not issued or subject to options granted under the 2010 Plan, (ii) shares that are forfeited under the 2010 Plan and shares that are not issued under the 2010 Plan because of the cancellation, termination or expiration of awards, and/or other similar events, and (iii) shares that are issued under the 2013 Plan which are subsequently forfeited in accordance with the terms of the award or an award agreement or shares that are not issued because of the cancellation, termination or expiration of awards and/or similar events under the 2013 Plan. Shares withheld for payment of the exercise price of an award and/or shares withheld for withholding taxes shall not be added back to shares available for grant. Shares repurchased by Covance with proceeds from the exercise of options shall not be added back to shares available for grant. The shares awarded under the 2013 Plan may be either authorized but unissued shares of Common Stock or treasury shares.

        As of February 28, 2013, there were 3,926,382 such shares to be issued upon exercise of outstanding options, warrants and rights under the 2010 Plan; 522,408 to be issued upon exercise of outstanding options, warrants and rights under the 2002 Employee Stock Option Plan ("2002 ESOP"); and there were 99,000 shares to be issued upon exercise of outstanding options, warrants and rights under the 2008 Directors Stock Option Plan (the "2008 DSOP"). Together, the total outstanding awards of 4,547,790 had a weighted average exercise price of $54.16 per share and a weighted average remaining term of 6.9 years. As of February 28, 2013, there were 1,467,854 unvested performance shares and restricted stock awards outstanding. Effective upon the approval of the 2013 Plan by Covance's Shareholders, no further grants of options, shares or other awards shall be permitted under the 2010 Plan. As of February 28, 2013, there were 742,178 shares available for grant under the 2010 Plan. There are no further grants of options, shares or other awards permitted under the 2002 ESOP and 2008 DSOP.

        United States Federal Tax Treatment.    The following is a brief summary of the current United States Federal income tax rules generally applicable to options, stock awards and SARs. Options granted under the 2013 Plan may be either non-qualified options or incentive stock options qualifying under Section 422 of the Internal Revenue Code.

        Non-Qualified Options.    An optionee is not subject to Federal income tax upon grant of a non-qualified option. At the time of exercise, the optionee will realize ordinary income to the extent that the then fair market value of the Common Stock exceeds the option price. The amount of such income will constitute an addition to the optionee's tax basis in the optioned stock. The Company is entitled to a Federal tax deduction at the same time and to the same extent that the optionee realizes ordinary income. Sale of the underlying shares of Common Stock will result in capital gain or loss (long-term or short-term depending on the optionee's holding period).

        Incentive Stock Options.    Options under the 2013 Plan designated as incentive stock options ("ISOs") are intended to constitute ISOs under Section 422 of the Internal Revenue Code. An optionee is not subject to Federal income tax upon either the grant or exercise of an ISO. If the optionee holds the shares of Common Stock acquired upon exercise for at least one year after issuance of the optioned shares and until at least two years after grant of the option, then the difference between the amount realized on a subsequent sale or other taxable disposition of the shares and the option price will constitute long-term capital gain or loss. To obtain favorable tax treatment, an ISO generally must be exercised within three months after termination of employment. The Company will not be entitled to a Federal tax deduction with respect to the grant or exercise of the ISO. If the optionee sells the shares acquired under an ISO before the expiration of the requisite holding period, he or she will be deemed to have made a "disqualifying disposition" of the shares and will realize compensation income in the year of disposition equal to the lesser of the fair market value of the shares at exercise over the option price or the amount realized on their disposition over the option price of the shares. However, if the disposition is by gift or by sale to a related party, the compensation income must be measured by the value of the shares at exercise over the option price. In the event of a disqualifying disposition, the Company will be entitled to a Federal tax deduction in the amount of the compensation income realized by the optionee.

        Stock Award.    A grantee is not subject to Federal income tax upon the grant of a stock award. At the time of vesting, the grantee will realize compensation income (subject to withholding) based on the fair market value of the Common Stock on the vesting date. The amount of such income will constitute the grantee's tax basis in the incentive stock. The Company is entitled to a Federal tax deduction at the same time and to the same extent that the grantee realizes compensation income. Sale of the shares will result in a capital gain or loss (long-term or short-term depending on the grantee's holding period).

        Stock Appreciation Right.    A grantee is not subject to Federal income tax upon the grant of an SAR. A grantee receiving cash upon exercise of the SAR will realize compensation income (subject to withholding) in the amount of cash received. The Company is entitled to a Federal tax deduction at the same time and to the same extent that the grantee realizes compensation income. If the grantee receives shares, the shares received are taxable as compensation income to the extent of the difference between their fair market value and the amount paid, if any, by the grantee for the shares.

        The 2013 Plan is attached to this proxy statement as Appendix A hereto and is available on the Company's website at www.covance.com. This description of the 2013 Plan is qualified in its entirety by the 2013 Plan attached as Appendix A hereto.

        The Board of Directors recommends that Shareholders vote FOR the proposal to approve the 2013 Employee Equity Participation Plan.

        Approval of the 2013 Employee Equity Participation Plan requires the affirmative vote of a majority of the shares present or represented by proxy and entitled to vote at the meeting.

        New Plan Benefits.    No options, incentive shares or other awards have been awarded pursuant to the 2013 Plan and Covance cannot now determine the number or type of awards to be granted under the 2013 Plan to any individual or group.

Equity Compensation Plan Information
As of December 31, 2012

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column(a))
Equity compensation plans approved by security holders	3,708,704	(1)	$53.21	2,340,041	(2)
Equity compensation plans not approved by security holders	630,211	(3)	$43.31	-0-
TOTAL	4,338,915	(4)	$51.77	2,340,041

(1)
As of February 28, 2013, there were 3,926,382 shares issuable upon exercise of outstanding options, warrants and rights under the 2010 Employee Equity Participation Plan (the "2010 Plan") and there were 99,000 shares issuable upon exercise of outstanding options, warrants and rights under the 2008 DSOP. As of February 28, 2013, there were 1,467,854 unvested performance shares and restricted stock awards outstanding.

(2)
As of February 28, 2013, there were 742,178 shares available for grant under the 2010 Plan. Any shares granted as awards other than options or stock appreciation rights under the 2010 Plan shall be counted against the reserve as one and seventy-four hundredths (1.74) shares for every one share granted. As of February 28, 2013, there were 186,962 shares available for grant under the Non-Employee Directors Deferred Stock Plan.

(3)
As of February 28, 2013, there were 522,408 shares issuable upon exercise of outstanding options, warrants and rights under the 2002 Employee Stock Option Plan (the "2002 ESOP") with a weighted average exercise price of $45.66 per share and a weighted average remaining term of 2.3 years. No additional shares are available for grant under the 2002 ESOP.

(4)
As of February 28, 2013, outstanding options in the aggregate had a weighted average exercise price of $54.16 per share and a weighted average remaining term of 6.9 years.

        At March 13, 2013, the record date for the Company's Annual Meeting of Shareholders, there were 55,802,580 shares of Common Stock of the Company issued and outstanding.

 PROPOSAL FOUR
Ratification of the Appointment of
Independent Registered Public Accounting Firm

        Our Audit Committee, pursuant to its charter, has appointed E&Y as the Company's independent registered public accounting firm to audit the consolidated financial statements of the Company and its subsidiaries and the Company's effectiveness of internal control over financial reporting for the year ending December 31, 2013.

        While the Audit Committee is responsible for the appointment, compensation, retention, termination and oversight of the independent registered public accounting firm, the Audit Committee and our Board of Directors are requesting, as a matter of policy, that the Shareholders ratify the appointment of E&Y as the Company's principal independent registered public accounting firm. The Audit Committee is not required to take any action as a result of the outcome of the vote on this proposal. However, if the Shareholders do not ratify the appointment, the Audit Committee may investigate the reasons for Shareholder rejection and may consider whether to retain E&Y or to appoint another independent registered public accounting firm. Furthermore, even if the appointment is ratified, the Audit Committee, at its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Company and its Shareholders. The Audit Committee oversees the performance of E&Y and would apply knowledge gained from this oversight in exercising this discretion.

        E&Y has served as independent auditors to the Company since 2001. The Company believes that E&Y's long-term knowledge of the Company has enabled it to perform its audits with effectiveness and efficiency.

        A representative of E&Y is expected to be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

        The Board of Directors recommends that Shareholders vote FOR the ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2013.

 PROPOSALS OF SHAREHOLDERS
FOR 2014 ANNUAL MEETING

        Proposals submitted by Shareholders for inclusion in the Proxy Statement for the 2014 Annual Meeting of Shareholders must be received by the Company no later than the close of business on November 26, 2013. Please address your proposals to James W. Lovett, Corporate Senior Vice President, General Counsel and Secretary, Covance Inc., 210 Carnegie Center, Princeton, New Jersey, 08540-6233. Proposals must comply with all applicable SEC regulations. Under our By-Laws, if you wish to nominate Directors for election, or present other business before the Shareholders at the Annual Meeting, you must give proper written notice of any such nomination or business to the Corporate Secretary, not after February 6, 2014, and not before January 7, 2014. If the Annual Meeting of 2014 is advanced by more than 30 days or delayed by more than 60 days from May 7, 2014, the anniversary date of this year's Annual Meeting, you must send notice not earlier than the 120th day prior to such Annual Meeting and not later than the close of business on the later of the 90th day prior to such Annual Meeting or the 10th day following the date on which public announcement of the date of the meeting is first made. Your notice must include certain information specified in our By-Laws concerning the nomination or the business. A copy of the Restated Certificate of Incorporation and By-Laws may be obtained from the Secretary of the Company at the address noted above.

 OTHER INFORMATION

        One or more persons will be appointed to act as the inspector of election at the Annual Meeting. As of the date of this Proxy Statement, the Board of Directors has no knowledge of any business that will be presented for consideration at the Annual Meeting other than that described above. As to any other business that may properly come before the Annual Meeting, the proxies will vote in accordance with their judgment.

        Directors, present and former officers and other employees of Covance may solicit proxies by telephone, facsimile or mail, or by meetings with Shareholders or their representatives. Covance will reimburse brokers, banks or other custodians, nominees and fiduciaries for their charges and expenses in forwarding proxy material to beneficial owners. Covance has engaged Innisfree M&A Incorporated to solicit proxies for the Annual Meeting for a fee of $15,000, plus the payment of its out-of-pocket expenses. All expenses of solicitation of proxies will be borne by Covance.

        A copy of Covance's Annual Report on Form 10-K (without exhibits) for the fiscal year ended December 31, 2012, as filed with the SEC is posted on Covance's website at www.covance.com and is also available without charge upon written request to James W. Lovett, Corporate Senior Vice President, General Counsel and Secretary at Covance Inc., 210 Carnegie Center, Princeton, New Jersey, 08540-6233.

                      By Order of the Board of Directors

                      James W. Lovett
                      Corporate Senior Vice President,
                      General Counsel and Secretary

Dated: March 26, 2013

        SHAREHOLDERS ARE URGED TO VOTE THROUGH THE INTERNET OR BY TELEPHONE, WHETHER OR NOT THEY EXPECT TO ATTEND THE MEETING. A REGISTERED SHAREHOLDER MAY NEVERTHELESS VOTE IN PERSON IF HE OR SHE DOES ATTEND THE ANNUAL MEETING.

 Appendix A

COVANCE INC.
2013 EMPLOYEE EQUITY PARTICIPATION PLAN

        1.    PURPOSE    The Covance Inc. 2013 Employee Equity Participation Plan (the "Plan") is intended to (i) encourage executive, managerial, technical and other Employees of Covance Inc. (the "Corporation" or "Company") or a Subsidiary (as defined below) to become owners of stock of the Corporation in order to increase their proprietary interest in the Corporation's success; (ii) to stimulate the efforts of certain key executive, managerial, technical and other Employees by giving suitable recognition to services which contribute materially to the Corporation's success; and (iii) to provide such Employees with additional incentive and reward opportunity.

        2.    EFFECTIVE DATE AND DURATION OF PLAN    The Plan shall become effective upon its approval by the Shareholders of the Corporation. Unless previously terminated by the Corporation's Board of Directors (the "Board"), the Plan shall have a term of ten years.

        3.    DEFINITIONS

        (a)   "1934 Act" means the Securities and Exchange Act of 1934, as amended, including the rules and regulations promulgated thereunder.

        (b)   "Award" means a stock option, SAR (as defined below), stock award (as defined below), any other award made pursuant to the terms of the Plan, or any combination of them, as described in and granted under the Plan.

        (c)   "Award Agreement" is defined in Section 13 hereof.

        (d)   "Black-Out Period" is defined in Section 9(a) hereof.

        (e)   "Cause" shall have such meaning as is set forth in a separate written agreement between an employee and the Company or, in the absence of such an agreement shall mean (i) conviction of, or plea of guilty or nolo contendere to, a felony or a misdemeanor if such misdemeanor involves moral turpitude; (ii) commission of any act of gross negligence or intentional misconduct in the performance or non-performance of duties as an employee of the Company or its subsidiaries, including without limitation, any actions which constitute sexual harassment under applicable laws, rules or regulations; (iii) failure to perform duties assigned for a period of thirty (30) or more days unless such failure is caused by an Extended Disability (as defined below); or (iv) misappropriation of assets, personal dishonesty or intentional misrepresentation of facts which may cause the Company or its subsidiaries financial or reputational harm.

        (f)    "Change-of-Control" is defined in Section 12(b).

        (g)   "Code" means the Internal Revenue Code of 1986, as amended, including any rules and regulations promulgated thereunder or any successor body of laws, rules and regulations.

        (h)   "Committee" means the Compensation and Organization Committee of the Board of Directors or such other committee as is appointed by the Board to administer the Plan.

        (i)    "Constructive Termination" shall have such meaning as is set forth in a separate written agreement between an employee and the Company or, in the absence of such an agreement, shall mean termination of employment with Covance because of:

          (i)    a reduction in the Participant's then current salary or the percentage of base salary eligible for incentive compensation;

          (ii)   a material diminution of the Participant's responsibilities, status, title or duties hereunder;

          (iii)  a relocation of the Participant's work place which increases the distance between the Participant's principal residence and the Participant's work place by more than 25 miles; or

          (iv)  a failure by the Company to provide the Participant with benefits which are as favorable to the Participant in all material respects as those provided immediately prior to a Change-of-Control;

provided, however, that a Constructive Termination will only occur upon (1) written notice by the Participant to Covance of the existence of one or more of the conditions listed above and the employee's intention to terminate employment with the Company, within 30 days after the commencement of such condition; and (2) the Company's failure to cure such condition within 30 days after the Company's receipt of such notice. Any such written notice shall specify the particular act or acts, or failure to act, which is or are the basis for the Constructive Termination.

        (j)    "Employee" means an employee or a consultant of the Corporation or a Subsidiary.

        (k)   "Extended Disability" shall (i) mean the Participant is unable, as a result of a medically determinable physical or mental impairment, to perform the duties and services of his or her position (as determined by the Company), or (ii) have the meaning specified in any disability insurance policy maintained by the Company, whichever is more favorable to the Participant.

        (l)    "Fair Market Value" means the closing selling price of the Shares on the New York Stock Exchange Composite Tape on the valuation date, or, if there were no sales on the valuation date, the average of the closing selling prices on the New York Stock Exchange Composite Tape on the first trading day before and the first trading day after the valuation date.

        (m)  "Full Value Award" is defined in Section 6(a) hereof.

        (n)   "Grant Price" is defined in Section 9 hereof.

        (o)   "ISO" means an incentive stock option as defined in Section 422 of the Code.

        (p)   "Non-Statutory Option" means an option that is not an ISO.

        (q)   "Participant" means an Employee who has been granted an Award under the Plan.

        (r)   "Prior Plan" means the Covance Inc. 2010 Employee Equity Participation Plan.

        (s)   "SAR" means a stock appreciation right.

        (t)    "Shares" means the common stock of the Corporation, par value $0.01 per share.

        (u)   "Stock Award" means an award other than a stock option or SAR.

        (v)   "Subsidiary" means an entity that is directly or indirectly controlled by the Corporation or any entity, including an acquired entity, in which the Corporation has a significant equity interest, as determined by the Committee.

        (w)  "Treasury Shares" means authorized and issued, but not outstanding, Shares.

        4.    PLAN ADMINISTRATION

        (a)   The Committee shall be responsible for administering the Plan. The Committee shall be comprised of two or more non-employee members of the Board, each of whom is a "Non-Employee Director" within the meaning of Rule 16b-3 under the 1934 Act and an "outside director" within the meaning of Section 162(m) of the Code.

        (b)   The Committee shall have full and exclusive power to interpret the Plan and to adopt such rules, regulations, and guidelines for carrying out the Plan as it may deem necessary or proper, all of which power shall be executed in the best interests of the Corporation and in keeping with the provisions and objectives of the Plan. This power includes, but is not limited to (i) selecting Award recipients and the extent of their participation; (ii) establishing all Award terms and conditions; (iii) adopting procedures and regulations governing Awards; and (iv) making all other determinations necessary or advisable for the administration of the Plan. All decisions made by the Committee shall be final, binding and conclusive on all persons interested in the Plan or any Awards.

        The Committee may delegate from time to time during the term of the Plan to one or more executive officers or directors of the Corporation the authority to carry out some or all of its responsibilities provided that the Committee may not delegate its authority and powers in any way which would be inconsistent with the requirements of the Code or the 1934 Act. The Committee may at any time rescind the authority delegated to any such executive officer or director.

        To the extent consistent with the Corporation's Amended and Restated Certificate of Incorporation, no member of the Committee shall be liable for any action or determination with respect to the Plan, and the members shall be entitled to indemnification and reimbursement in the manner provided in the Corporation's Restated Certificate of Incorporation, as amended, modified or supplemented from time to time. In the performance of its functions under the Plan, the Committee shall be entitled to rely upon information and advice furnished by the Corporation's officers, accountants, counsel and any other party the Committee deems necessary, and no member of the Committee shall be liable for any action taken or not taken in reliance upon any such advice.

        (c)   Except to the extent prohibited by applicable law and unless otherwise expressly provided in an Agreement or in the Plan, the Committee may alter or amend, and the Board may terminate, the Plan or any portion thereof at any time; provided, however, that no such amendment, alteration, or termination shall be made without (i) shareholder approval (x) if such approval is necessary to comply with any tax or regulatory requirement for which or with which the Committee or Board deems it necessary or desirable to qualify or comply or (y) if the proposed amendment will increase the number of Shares that may be issued under the Plan, modify the requirements for participation in the Plan, or increase benefits that have already accrued to Participants under the Plan or (ii) the consent of the affected Participant, if such action would adversely affect the rights of such Participant under any outstanding Award. Notwithstanding anything to the contrary herein, the Committee may amend the Plan in such manner as may be necessary to enable the Plan to achieve its stated purposes in any jurisdiction outside the United States in a tax-efficient manner and in compliance with local rules and regulations. Notwithstanding the foregoing or any provision of the Plan or an Award to the contrary, (i) the Committee may at any time (without the consent of any Participant) modify or amend any or all of the provisions of the Plan or an Award to the extent necessary to conform the provisions of the of the Plan or an Award to comply with Section 409A, the regulations issued thereunder or an exception thereto, regardless of whether such modification or amendment of the Award shall adversely affect the rights of a Participant, and (ii) except in connection with a corporate transaction involving the Company (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended to reduce the exercise price of outstanding options or SARs or cancel outstanding options or SARs in exchange for cash, other Awards, options or SARs with an exercise price that is less than the exercise price of the original Award, without shareholder approval.

        This Section 4(c) is intended to prohibit the repricing of stock options and SARs and will not be construed to prohibit the adjustments provided for in Section 7 of this Plan.

        (d)   The termination of the Plan, either pursuant to Section 2, Section 4(c) or otherwise, shall not cause any previously granted Awards to terminate. After the termination of the Plan, any previously granted Awards shall remain in effect and shall continue to be governed by the terms of the Plan, the Awards, and any applicable Award Agreements.

        5.    PARTICIPATION    The individuals who shall be eligible to receive Awards under the Plan shall be Employees (including officers who are directors) as the Committee or one or more executive officers or directors, in accordance with Section 4(b) hereof, shall approve from time to time. Designation of a Participant in any year shall not require the Committee to designate that person to receive a benefit in any other year or to receive the same type or amount of benefit as granted to the Participant in any other year or as granted to any other Participant in any year. The Committee shall consider all factors that it deems relevant in selecting Participants and in determining the type and amount of their respective benefits.

        6.    LIMITATION ON NUMBER OF SHARES

        (a)   Subject to the provisions of this Section 6 and Section 7 hereof, up to 2,800,000 Shares may be issued under the Plan. The stock subject to the provisions of this Plan shall be shares of authorized but unissued Shares and Treasury Shares. Any shares granted as options or SARs shall be counted against this limit as one (1) share for every one (1) share granted. Any shares granted as Awards other than options or SARs ("Full Value Award") shall be counted against this limit as two and nine hundredths (2.09) shares for every one (1) share granted.

        (b)   In addition to the Shares authorized by Section 6(a) hereof, the following Shares may be issued under the Plan: (i) Shares that were available for issuance under the Prior Plan but were not issued or subject to options granted under the Prior Plan, (ii) Shares that are forfeited under the Prior Plan and Shares that are not issued under the Prior Plan because of the cancellation, termination or expiration of awards, and/or other similar events under the Prior Plan, and (iii) Shares that are issued under the Plan which are subsequently forfeited in accordance with the terms of the Award or an Award Agreement or shares that are not issued because of the cancellation, termination, or expiration of Awards and/or similar events under the Plan. Shares subject to unexercised portions of forfeited, terminated or expired stock options and SARs granted under the Plan shall be credited back to the limit as one (1) share for every one (1) share granted. Shares issued as Full Value Awards under the Plan which have been forfeited or otherwise not earned shall be credited back to the limit as two and nine hundredths (2.09) shares for every one (1) share so forfeited or not issued. Shares withheld for payment of the exercise price of an Award and/or shares withheld to satisfy withholding taxes shall not be added back to the number of shares available for the future grant of Awards. Shares repurchased by the Corporation with proceeds from the exercise of options shall not be added back to the number of shares available for future grant.

        (c)   There shall be no net share counting of stock settled SARs under this Plan.

        (d)   Subject to the foregoing provisions of this Section 6, if an Award may be paid only in Shares or in either cash or Shares, the Shares shall be deemed to be issued hereunder only when and to the extent that payment is actually made in Shares.

        (e)   Subject to the adjustment provisions set forth herein, an individual Participant may not receive Awards with respect to more than 25% of the number of Shares specified in Section 6(a) hereof over the term of the Plan.

        7.    ADJUSTMENT PROVISIONS    In the event that any dividend or other distribution (whether in the form of Shares, other securities, or other property), extraordinary cash dividend, recapitalization, stock split, reverse stock split, reorganization, merger, consolidation, split-up, spin-off, combination, repurchase, or exchange of Shares or other securities, the exercisability of stock purchase rights received under any shareholders' rights plan, the issuance of warrants or other rights to purchase Shares or other securities, or other similar corporate transaction or event materially affects the Shares with respect to which Awards have been or may be issued under the Plan, then the Committee shall, in a manner and to the extent that the Committee deems appropriate to prevent any dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan:

        (a)   adjust the number and type of securities that thereafter may be issued under the Plan,

        (b)   adjust the number and type of securities subject to outstanding Awards,

        (c)   adjust the Grant Price or purchase price with respect to any Award, or

        (d)   make provision for a cash payment to the holder of an outstanding Award; provided, however, that in no event shall a cash payment be made for any option or SAR which has an exercise or grant price that is below the current Fair Market Value of the Common Stock.

        However, no adjustment shall be authorized with respect to ISOs to the extent that the adjustment would cause the options to violate Section 422(b) of the Code or any successor provision. In addition, the number of securities subject to any Award denominated in Shares shall always be a whole number.

        In the event the Corporation acquires another entity by means of a merger, consolidation, acquisition of property or stock, reorganization or otherwise, the Committee shall be authorized to cause the Corporation to issue or to assume stock options or stock appreciation rights, whether or not in a transaction to which Section 424(a) of the Code applies, by means of substitution of new options or rights for previously issued options or rights or an assumption of previously issued options or rights. Any substitute Awards granted under the Plan shall not count against the share limitations set forth in Section 6 hereof, to the extent permitted by Section 303A.08 of the Corporate Governance Standards of the New York Stock Exchange. Additionally, in the event that a company acquired by (or combined with) the Company or any Subsidiary has shares available under a pre-existing plan approved by shareholders and not adopted in contemplation of such acquisition or combination, the shares available for grant pursuant to the terms of such pre-existing plan (as adjusted, to the extent appropriate, using the exchange ratio or other adjustment or valuation ratio or formula used in such acquisition or combination to determine the consideration payable to the holders of common stock of the entities party to such acquisition or combination) may be used for Awards under the Plan and shall not reduce the Shares authorized for grant under the Plan; provided that Awards using such available shares shall not be made after the date awards or grants could have been made under the terms of the pre-existing plan, absent the acquisition or combination, and shall only be made to individuals who were not employees or directors of the Company or any Subsidiary prior to such acquisition or combination.

        Subject to any required action by the Corporation's shareholders, if the Corporation is a party to any merger or consolidation where the Corporation is not the survivor, a Participant holding an outstanding Award valued directly or indirectly by Shares shall be entitled to receive, upon the exercise of the Award, the same per Share consideration (cash, shares or other consideration) on the same terms that a holder of the same number of Shares that are subject to the Participant's Award would be entitled to receive pursuant to the merger or consolidation.

        8.    TERMINATION OF GRANTS UNDER THE PRIOR PLAN    Effective upon the approval of this Plan by the Corporation's shareholders, no further grants of options, rights, units or other awards are or will be permitted under the Prior Plan. All grants and awards under the Prior Plan that remain outstanding after the approval of this Plan by the Corporation's shareholders shall be administered and paid in accordance with the provisions of the Prior Plan; provided, however, that the shares related to such grants and awards which have not been issued prior to this Plan's approval by the Corporation's shareholders shall be issuable under this Plan in accordance with Section 9(e) hereof.

        9.    AWARDS UNDER THE PLAN    The following types of Awards may be granted under this Plan, singly, or in combination as the Committee may determine from time to time:

        (a)   Stock Options—A stock option shall represent a right to purchase a specified number of Shares at a stated exercise price (the "Grant Price") during a specified time, not to exceed ten years from the date of grant, as determined by the Committee; provided, however, that if an option other than an ISO may not be exercised due to a Black-Out Period (defined as any period of time when, pursuant to any policies of the Company, any securities of the Company may not be traded by certain persons as designated by the Company) within the three business days prior to the normal expiration date of such option, then the expiration date of such option shall be extended for a period of 30 days following the end of the Black-Out Period. The Grant Price per Share for each stock option or SAR shall not be less than 100% of the Fair Market Value on the date of grant. A stock option may be in the form of an ISO or a Non-Statutory

Option which in each case is consistent with the applicable terms, conditions, and limitations established by the Committee. Upon satisfaction of the applicable conditions to exercisability specified in the terms and conditions of the Award Agreement, the Participant shall be entitled to exercise the option in whole or in part and to receive, upon satisfaction or payment of the Grant Price in the manner contemplated in this Section 9(a), the number of Shares in respect of which the option shall have been exercised.

        The Shares covered by a stock option may be purchased by methods permitted by the Committee, including: (i) a cash payment; (ii) tendering Shares owned by the Participant, valued at the Fair Market Value at the date of exercise; (iii) to the extent permitted by applicable law, authorizing the Corporation to sell the Shares (or a sufficient portion thereof) acquired upon exercise of a stock option, and assigning to the Corporation a sufficient amount of the sale proceeds to pay for all the Shares acquired through such exercise and any tax withholding obligations resulting from such exercise, or (iv) such other methods as the Committee, in its discretion, deems appropriate.

        The Committee may not (i) grant additional stock options under the Plan to a Participant contingent upon the surrender of Shares owned by the Participant in payment of the Grant Price of a stock option granted under the Plan, or (ii) change or amend the exercise price of any stock options.

        (b)   SARs—An SAR shall represent a right to receive a payment in cash, Shares, or a combination thereof as determined by the Committee, equal to the excess of the Fair Market Value of a specified number of Shares on the date the SAR is exercised over an amount which shall be no less than the Fair Market Value on the date the SAR was granted as set forth in the applicable Award Agreement. SARs issued hereunder shall not have a term in excess of ten years.

        (c)   Other Stock Awards—A Stock Award shall represent an Award made in Shares or denominated in units equivalent in value to Shares or any other Award based on or related to Shares. All or part of any Stock Award may be subject to conditions and restrictions established by the Committee, and set forth in the applicable Award Agreement, which may include, but are not limited to, continuous service with the Corporation or a Subsidiary and/or the achievement of Corporation or individual performance goals. No more than five percent of the shares available for grant hereunder as Full Value Awards may be issued as restricted stock other than (i) performance-based restricted stock with at least one year vesting, or (ii) restricted stock with a vesting term of at least three year pro rata vesting. Notwithstanding these general preferences for minimum vesting periods, the award may provide that the restrictions lapse in limited cases of an intervening event related to death, disability, retirement, or a Change-of-Control. The performance criteria ("Performance Criteria") that shall be used by the Committee in granting Stock Awards contingent on performance goals for officers to whom Section 162(m) of the Code is applicable shall consist of the following or criteria derived from the following: revenue; revenue growth; earnings before interest and taxes; earnings before interest, taxes, depreciation and amortization; earnings per share; operating income; pre-or after-tax income; pre- or after-bonus net income; net operating profit after taxes; economic value added; ratio of operating earnings to capital spending; cash flow; cash flow per share; net earnings; net orders; order growth; share price performance; return on assets or net assets; return on equity; order backlog, return on capital (with or without income including cash); cash flow return on investment; total shareholder return; improvement in or attainment of expense levels; improvement in or attainment of working capital levels; gross profit margin; operating profit margin; net income margin; leverage ratio; total voluntary turnover or such other criteria that shall satisfy the requirements of Section 162(m) or any successor provision. To the extent the Award is designed to constitute performance-based compensation under Code Section 162(m), performance criteria shall be established by the Committee in writing no later than 90 days after the commencement of the performance period.

        The Committee, in its discretion, may select one or more Performance Criteria and shall specify whether such Performance Criteria shall (i) be used to measure the performance of the Corporation as a whole or any Subsidiary, business unit, division, or segment of the Corporation, or any combination thereof, (ii) include or exclude (or be adjusted to include or exclude) special charges as they may appear in the Corporation's earnings press releases for extraordinary items, the impact of charges for restructurings or productivity initiatives, non-operating items, discontinued operations and other unusual and non-recurring items, the effects of currency fluctuations, the effects of financing activities, the effects of acquisitions and acquisition expenses, the effects of divesture and divesture expenses, and the effects of tax or accounting changes, and/or (iii) reflect absolute entity performance or a relative comparison of entity performance to the performance of a peer group, index, or other external measure. However, notwithstanding the preceding sentence, unless the Committee determines otherwise prior to the end of the applicable time for establishing Performance Criteria for an Award, the items referenced in clause (ii) of the preceding sentence, to the extent any such item affects any Performance Criteria applicable to an Award, shall be automatically excluded or included in determining the extent to which the Performance Criteria has been achieved, whichever will produce the higher Award, subject in all cases to the exercise of "negative discretion" by the Committee.

        (d)   Dividends—The Committee may provide that Awards under Section 9(c) of the Plan earn dividends or dividend equivalents. Such dividends or dividend equivalents shall be credited to a Participant's account and be subject to the terms of the Award. Any crediting of dividends or dividend equivalents may be subject to such restrictions and conditions as the Committee may establish, including reinvestment in additional Shares or Share equivalents; provided, however, that the Committee shall require that any dividend or dividend equivalents paid on Awards subject to Performance Criteria be accumulated and held in escrow until the applicable restrictions have lapsed.

        (e)   Prior Plan Awards—Awards which, pursuant to their terms, would have been made under the Prior Plan but were not done so prior to the approval of this Plan by the Corporation's shareholders, such as additional performance shares earned under restricted stock agreements, shall be issued under the Plan.

        10.    PAYMENTS AND PAYMENT DEFERRALS    Payment of Awards may be in the form of cash, Shares, other Awards, or combinations thereof as the Committee shall determine, and with such restrictions as it may impose. The Committee also may require or permit Participants to elect to defer the receipt or issuance of Shares from stock options or Stock Awards or the settlement of Awards in cash under such rules and procedures as it may establish under the Plan. It also may provide that deferred settlements of Awards include the payment or crediting of earnings on deferred amounts, or the payment or crediting of dividend equivalents where the deferred amounts are denominated in Share equivalents. In addition, the Committee may stipulate in an Award Agreement, either at the time of grant or by subsequent amendment to such Award Agreement, that a payment or portion of a payment of an Award be delayed in the event that Section 162(m) of the Code (or any successor or similar provision of the Code affecting tax deductibility) would disallow a tax deduction by the Corporation for all or a portion of such payment. The period of any such delay in payment shall be until the payment, or portion thereof, is tax deductible, or such earlier date as the Committee shall determine.

        Notwithstanding any provision of the Plan to the contrary, to the extent that awards under the Plan are subject to the provisions of Section 409A of the Code, then the Plan as applied to those amounts shall be interpreted and administered so that it is consistent with such Code section.

        11.    TRANSFERABILITY    During the lifetime of a Participant, the Award shall be exercisable only by such Participant and Awards shall not be transferable or assignable other than by will or the laws of descent and distribution, or pursuant to qualified domestic relations orders as defined in or meeting the requirements of the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. The assigned portion may only be exercised by the person or persons who acquire a proprietary interest in the option pursuant to the assignment. The terms applicable to the assigned portion shall be the same as those in effect for the option immediately prior to such assignment and shall be set forth in such documents issued to the assignee as the Committee may deem appropriate. Notwithstanding the forgoing, in no event shall any Award be transferred for value or consideration.

        12.    CHANGE-OF-CONTROL

        (a)   In the event of a Change-of-Control, all Awards issued to a Participant which have not vested shall immediately vest upon the Participant's involuntary termination by the Corporation for reasons other than Cause, or upon a Constructive Termination within two years of such Change-of-Control.

        (b)   A "Change-of-Control" shall be deemed to occur if and when: (i) any person (including as such term is used in Section 13(d) and 14(d)(2) of the 1934 Act) becomes the beneficial owner, directly or indirectly, of securities representing 30% or more of the combined voting power of the Corporation's then outstanding securities; or (ii) within any period of 24 consecutive months, persons who were members of the Corporation's Board of Directors immediately prior to such 24-month period, together with persons who were first elected as directors (other than as a result of any settlement of a proxy or consent solicitation contest or any action taken to avoid such a contest) during such 24-month period by or upon the recommendation of persons who were members of the Corporation's Board of Directors immediately prior to such 24-month period and who constituted a majority of the Corporation's Board of Directors at the time of such election, cease to constitute a majority of the Corporation's Board of Directors; or (iii) upon consummation of a merger, or consolidation (where in each case the Corporation is not the survivor thereof), or sale or disposition of all or substantially all of the Corporation's assets or a plan of partial or complete liquidation; or (iv) when an offeror (other than the Corporation) purchases shares of the Corporation's Common Stock pursuant to a tender or exchange offer for securities representing 30% or more of the combined voting power of the Corporation's then outstanding securities.

        13.    AWARD AGREEMENTS    Each Award under the Plan shall be evidenced by an Award Agreement setting forth its terms, conditions, and limitations for each Award, and the provisions applicable in the event the Participant's employment terminates. The Committee need not require the execution of any such agreement by the recipient, in which case, acceptance of the Award by the respective Participant shall constitute agreement by the Participant to the terms and conditions of the Awards.

        14.    TAX WITHHOLDING    The Corporation shall have the right to deduct from any settlement of an Award made under the Plan, including the delivery or vesting of Shares, or require the payment of, a sufficient amount to cover withholding of any federal, state or local or other governmental taxes or charges required by law or such greater amount of withholding as the Committee shall determine from time to time and as permitted by applicable laws, rules and regulations, or to take such other action as may be necessary to satisfy any such withholding obligations. If the Committee permits or requires Shares to be used to satisfy required tax withholdings, such Shares shall be valued at the Fair Market Value as of the tax recognition date for such Award or such other date as may be required by applicable law, rule or regulation.

        15.    OTHER BENEFIT AND COMPENSATION PROGRAMS    Unless otherwise specifically determined by the Committee, settlements of Awards received by Participants under the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of calculating payments or benefits from any Corporation benefit plan or severance program. Further, the Corporation or any Subsidiary may adopt from time to time other compensation programs, plans or arrangements as it deems appropriate or necessary.

        16.    UNFUNDED PLAN    Unless otherwise determined by the Committee, the Plan shall be unfunded and shall not create (or be construed to create) a trust or a separate fund or funds. The Plan shall not establish any fiduciary relationship between the Corporation and any Participant or other person. To the extent any person holds any rights by virtue of an Award granted under the Plan, such rights shall constitute general unsecured liabilities of the Corporation and shall not confer upon any Participant any right, title, or interest in any assets of the Corporation.

        17.    REGULATORY APPROVALS    The implementation of the Plan, the granting of any Award under the Plan, and the issuance of Shares upon the exercise or settlement or any Award shall be subject to the Corporation's procurement of all approvals and permits required by regulatory authorities having jurisdiction over the Plan, the Awards granted under it, or the Shares issued pursuant to it. In the event any benefit under this Plan is granted to an employee who is employed or providing services outside the United States and who is not compensated from a payroll maintained in the United States, the Committee may, in its sole discretion, modify the provisions of the Plan as they pertain to such individuals to comply with applicable law, regulation or accounting rules consistent with the purposes of the Plan and the Board of Directors or the Committee may, in its discretion, establish one or more sub-plans to reflect such modified provisions. All sub-plans adopted by the Committee shall be deemed to be part of the Plan, but each sub-plan shall apply only to Participants within the affected jurisdiction and the Company shall not be required to provide copies of any sub-plans to Participants in any jurisdiction which is not the subject of such sub-plan.

        18.    RIGHTS AS A SHAREHOLDER    A Participant shall have no rights as a shareholder with respect to Shares covered by an Award until the date the Participant or his nominee is the holder of record with respect to the Shares covered by such Award. No adjustment will be made for dividends or other rights for which the record date is prior to such date, except as may be provided pursuant to Section 9(d) hereunder.

        19.    FUTURE RIGHTS    No person shall have any claim or right to be granted an Award, and the grant of an Award shall not be construed as giving a Participant the right to be retained in the employ of the Corporation or a Subsidiary or to participate in any other compensation or benefit plan, program or arrangement of the Corporation or any Subsidiary or to receive any future Award under the Plan. In addition, the Corporation expressly reserves the right at any time to dismiss a Participant free from any liability or any claim under the Plan, except as expressly provided in the Plan or in any Award Agreement entered into hereunder.

Vote by Internet • Go to www.envisionreports.com/CVD • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website www.envisionreports.com/CVD Step 1: Go to www.envisionreports.com/CVD to view the materials. Step 2: Click on Cast Your Vote or Request Materials. Step 3: Follow the instructions on the screen to log in. Shareholder Meeting Notice 01LGQB + + Important Notice Regarding the Availability of Proxy Materials for the Covance Inc. Shareholder Meeting to Be Held on May 7, 2013 Under Securities and Exchange Commission rules, you are receiving this notice that the proxy materials for the annual shareholders’ meeting are available on the Internet. Follow the instructions below to view the materials and vote online or request a copy. The items to be voted on and location of the annual meeting are on the reverse side. Your vote is important! This communication presents only an overview of the more complete proxy materials that are available to you on the Internet. We encourage you to access and review all of the important information contained in the proxy materials before voting. The proxy statement and annual report to shareholders are available at: Easy Online Access — A Convenient Way to View Proxy Materials and Vote When you go online to view materials, you can also vote your shares. Step 4: Make your selection as instructed on each screen to select delivery preferences and vote. When you go online, you can also help the environment by consenting to receive electronic delivery of future materials. Obtaining a Copy of the Proxy Materials – If you want to receive a copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed on the reverse side on or before April 24, 2013 to facilitate timely delivery. IMPORTANT ANNUAL MEETING INFORMATION 1234 5678 9012 345 NNNNNNNNNNNN NNNNNNNNN NNNNNN C 1234567890 C O Y 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________

Here’s how to order a copy of the proxy materials and select a future delivery preference: Paper copies: Current and future paper delivery requests can be submitted via the telephone, Internet or email options below. Email copies: Current and future email delivery requests must be submitted via the Internet following the instructions below. If you request an email copy of current materials you will receive an email with a link to the materials. PLEASE NOTE: You must use the number in the shaded bar on the reverse side when requesting a set of proxy materials. Internet – Go to www.envisionreports.com/CVD. Click Cast Your Vote or Request Materials. Follow the instructions to log in and order a copy of the current meeting materials and submit your preference for email or paper delivery of future meeting materials. Telephone – Call us free of charge at 1-866-641-4276 and follow the instructions to log in and order a paper copy of the materials by mail for the current meeting. You can also submit a preference to receive a paper copy for future meetings. Email – Send email to investorvote@computershare.com with “Proxy Materials Covance Inc.” in the subject line. Include in the message your full name and address, plus the number located in the shaded bar on the reverse, and state in the email that you want a paper copy of current meeting materials. You can also state your preference to receive a paper copy for future meetings. To facilitate timely delivery, all requests for a paper copy of the proxy materials must be received by April 24, 2013. Shareholder Meeting Notice Covance Inc.’s 2013 Annual Meeting of Shareholders will be held on May 7, 2013 at 8 a.m., local time at The Princeton Marriott Hotel, 100 College Road East, Princeton, New Jersey. Proposals to be voted on at the meeting are listed below along with the Board of Directors’ recommendations. The Board of Directors recommends a vote FOR ALL nominees and FOR Proposals 2, 3 and 4: 1. Election of Directors: Joseph L. Herring, John McCarthy and Bradley T. Sheares, Ph.D. 2. Advisory approval of the Company’s executive compensation. 3. Approval of the 2013 Employee Equity Participation Plan. 4. Ratification of Appointment of Ernst & Young LLP for the fiscal year 2013. PLEASE NOTE – YOU CANNOT VOTE BY RETURNING THIS NOTICE. To vote your shares you must vote online or request a paper copy of the proxy materials to receive a proxy card. If you wish to attend and vote at the meeting, please bring this notice with you. 01LGQB

01LGOB 1 U P X + Annual Meeting Proxy Card . Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below C Please sign exactly as your name appears. Joint owners should each sign personally. Where applicable, indicate your official position or representation capacity. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. Date (mm/dd/yyyy) — Please print date below. + 1. Nominees: Mark here to WITHHOLD vote from all nominees Mark here to vote FOR all nominees For All EXCEPT - To withhold authority to vote for any nominee(s), write the name(s) of such nominee(s) below. _____________________________________________ 01 - Joseph L. Herring 02 - John McCartney 03 - Bradley T. Sheares, Ph.D. 4. Ratification of Appointment of Ernst & Young LLP for the fiscal year 2013. For Against Abstain For Against Abstain 2. Advisory approval of the Company’s executive compensation. B Proposals A The Board of Directors recommends a vote FOR ALL nominees and FOR Proposals 2, 3 and 4. Election of Directors The Board of Directors recommends a vote FOR Proposal 2. The Board of Directors recommends a vote FOR Proposal 3. The Board of Directors recommends a vote FOR Proposal 4. IMPORTANT ANNUAL MEETING INFORMATION 3. Approval of the 2013 Employee Equity Participation Plan. For Against Abstain NNNNNNNNNNNN NNNNNNNNNNNNNNN 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 1 5 9 3 7 6 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND NNNNNNNNN C 1234567890 J N T C123456789 1234 5678 9012 345 MMMMMMM 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE______________ SACKPACK_____________IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. Electronic Voting Instructions Available 24 hours a day, 7 days a week! Instead of mailing your proxy, you may choose one of the voting methods outlined below to vote your proxy. VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. Proxies submitted by the Internet or telephone must be received by 1:00 a.m., local time, on May 7, 2013. Vote by Internet • Go to www.envisionreports.com/CVD • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Vote by telephone • Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada on a touch tone telephone • Follow the instructions provided by the recorded message

This Proxy is solicited on behalf of the Board of Directors for the Annual Meeting of Shareholders to be held on May 7, 2013 The undersigned appoints Joseph L. Herring, Alison A. Cornell and James W. Lovett proxies for the undersigned, each with full power of substitution, to attend the Annual Meeting of Shareholders of Covance Inc. to be held on Tuesday, May 7, 2013 at 8:00 a.m., local time, and at any adjournments or postponements of the Annual Meeting, and to vote as specified in this Proxy all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present. This Proxy when properly executed will be voted in accordance with your indicated directions. If no direction is made, this Proxy will be voted FOR the election of Directors and FOR Proposals 2, 3 and 4. This proxy will also authorize the above individuals to utilize their discretion in voting on other matters that may properly come before the meeting. The Board of Directors recommends a vote FOR the election of Directors and FOR Proposals 2, 3 and 4. YOUR VOTE IS IMPORTANT! PLEASE MARK, SIGN AND DATE THIS PROXY ON THE REVERSE SIDE AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOPE. (Continued and to be signed on reverse side.) PROXY — COVANCE INC. Admission to the Annual Meeting will be on a first-come, first-served basis. You may obtain the Annual Meeting ticket by writing to: Secretary, Covance Inc., 210 Carnegie Center, Princeton, NJ 08540 Covance Inc. 2013 Annual Meeting of Shareholders May 7, 2013, 8 a.m., local time The Princeton Marriott Hotel 100 College Road East Princeton, New Jersey AN ADMISSION TICKET AND GOVERNMENT ISSUED PICTURE IDENTIFICATION WILL BE REQUIRED TO ATTEND THE MEETING. IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.

QuickLinks

PROXY STATEMENT
2013 Annual Meeting of Shareholders May 7, 2013
Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to be Held on May 7, 2013
The Proxy Statement and the Annual Report are available for viewing at http://www.edocumentview.com/CVD .
General Information
PROPOSAL ONE Election of Class I Directors
Stock Ownership of Directors, Executive Officers and Certain Shareholders
CORPORATE GOVERNANCE The Board of Directors and its Committees
Director Independence
COMMITTEES OF THE BOARD
Audit and Finance Committee
Compensation and Organization Committee
Corporate Governance Committee
Related Party Transactions
Board Nomination Process
Majority Voting for Election of Directors
Contacting the Board of Directors
Website Access to Covance Corporate Governance Documents
DIRECTOR COMPENSATION
2012 Director Compensation Table
Report of the Audit and Finance Committee
PRINCIPAL ACCOUNTANT FEES AND SERVICES
EXECUTIVE COMPENSATION Compensation Discussion and Analysis
Executive Officer Corporate Bonus Pool
Performance Share Outcomes (including adjustments)
Report of the Compensation and Organization Committee on Executive Compensation
GAAP to Pro Forma Reconciliation
EXECUTIVE COMPENSATION TABLES
2012 Summary Compensation Table
2012 Grants of Plan-Based Awards Table
2012 Outstanding Equity Awards at Fiscal Year-end Table
2012 Option Exercises & Stock Vested Table
2012 Pension Benefits Table
Covance Inc. Supplemental Executive Retirement Plan Assumptions
2012 Non-Qualified Deferred Compensation Table
2012 Termination Scenarios
2012 Termination Scenarios—Defined Benefit Plan Benefits
PROPOSAL TWO Advisory Vote on Executive Compensation
PROPOSAL THREE Approval of the 2013 Employee Equity Participation Plan
Equity Compensation Plan Information As of December 31, 2012
PROPOSAL FOUR Ratification of the Appointment of Independent Registered Public Accounting Firm
PROPOSALS OF SHAREHOLDERS FOR 2014 ANNUAL MEETING
OTHER INFORMATION
  Appendix A
COVANCE INC. 2013 EMPLOYEE EQUITY PARTICIPATION PLAN